As filed with the Securities and Exchange Commission on June 21, 2000


--------------------------------------------------------------------------------
                                                      Registration No. 333-95341



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  ------------
                        PRE-EFFECTIVE AMENDMENT NO. 7 TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.
                 (Name of small business issuer in its charter)



                                -----------------

            Nevada                          4812                      860887822
   (State or jurisdiction of    (Primary Standard Industrial        (IRS Employer
incorporation or organization)       Identification No.)       Classification Code No.)


                                DOUGLAS P. HAFFER
                           520 Third Street, Suite 101
                                Oakland, CA 94607
                                 (510) 839-6100
            (Name, Address and Telephone Number of Agent for Service)

                             -----------------------

                                   Copies to:
                             WILLIAM D. EVERS, ESQ.
                             Evers & Hendrickson LLP
                           155 Montgomery, 12th Floor
                             San Francisco, CA 94104
                            Phone No.: (415) 772-8102
                             Fax No.: (415) 772-8101
                               -------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /

                                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Title of each class of                                                          Proposed maximum              Amount of
  securities to be              Amount to be         Proposed  maximum         aggregate offering           registration
      registered               registered (1)     offering price per unit          price (2)                     fee
-----------------------------------------------------------------------------------------------------------------------------

Common, $ .001 par per share    9,780,916                 $4.50                   $44,014,122                 $11,620
-----------------------------------------------------------------------------------------------------------------------------

(1) Includes 5,780,916 shares owned by certain current shareholders of World Wide Wireless Communications, Inc. World Wide Wireless Communications, Inc. will not receive any of the proceeds of such sales.

(2) Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.




                       Initial Public Offering Prospectus
                   Subject to Completion, dated June 21, 2000




                               World Wide Wireless
                              Communications, Inc.

                        4,000,000 shares of Common Stock



         This is our initial public offering. We expect that the price at which we will offer our shares will be between $4.00 and $5.00 per share. This price may not reflect the market price of our shares after this offering. We intend to directly place these shares without the use of an underwriter. There are no escrow arrangements pertaining to this offering and there is no minimum amount we are required to raise in this offering before we may have access to funds received from investors. The minimum subscription is 1,000 shares and investors who meet the qualification requirements set forth in this prospectus may purchase the shares from us. Our shares are currently traded on the OTC Bulletin Board under the trading symbol WLGSE.

                             ----------------------

         Investing in our common stock involves a great amount of risk.


                     See "Risk Factors" beginning on page 5.


                             ----------------------

                                                      Per Share      Total
Public Offering Price..........................         ______       _______
Underwriting Discounts and Commissions ........         ______       _______
Proceeds Before Expenses.......................         ______       _______

         The proceeds before expenses are calculated before deducting estimated expenses of $60,000, including registration fees and other offering costs, in addition to legal and accounting fees.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is _________, 2000

The information in this prospectus is not complete and may be changed. Sellinging shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.



                                      Selling Shareholder Prospectus
                                      Subject to Completion, dated June 21, 2000




                               World Wide Wireless
                              Communications, Inc.


                        5,780,916 shares of Common Stock


         Certain of our shareholders named on page 32 of this prospectus are offering to sell up to 5,780,916 shares of our common stock which they presently own. We will not receive any of the proceeds from the sale of these shares by the selling shareholders. We will receive proceeds of $750,000 from one of the selling shareholders from the exercise of outstanding options to purchase securities covered by this prospectus if that selling shareholder exercises his options in full.


         The selling shareholders may offer and sell some, all or none of their common stock under this prospectus. The selling shareholders may determine the prices at which they will sell their shares, which may be at market prices prevailing at the time of the sale or some other price. The selling shareholders may use brokers or dealers to assist them in selling their shares, who may receive compensation or commissions for such sales.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is _________, 2000


                                    TABLE OF CONTENTS
                                     Page                                          Page
                                     ----                                          ----

Reference Data....................... 2       Executive Compensation............... 30
Prospectus Summary................... 3       Principal and Selling Shareholders..  32
Summary of Financial Data ........... 4       Certain Transactions................. 36
Risk Factors......................... 5       Description of Securities............ 39
Forward-Looking Statements .......... 11      Price Range of Common Stock.......... 39
Dividend Policy...................... 12      Plan of Distribution................. 41
Use of Proceeds...................... 12      Legal Matters........................ 42
Management's Discussion and Analysis. 15      Experts.............................. 42
Business............................. 16      Additional Information............... 42
Management........................... 27      Financial Statement.................. F-1



         Until 90 days after the effective date of this prospectus all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


         You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this document may only be accurate on the date date of this document.



                                 REFERENCE DATA

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to this offering. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. We will be subject to the informational filing requirements of the Securities Exchange Act of 1934 upon the effectiveness of the SB-2 and the Form 8-A. We intend to furnish our shareholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Our fiscal year ends on September 30.

                               PROSPECTUS SUMMARY

                    World Wide Wireless Communications, Inc.


         We provide high-speed broadband wireless Internet service in the United States and internationally. We are also developing a new technology, named the distributed wireless call processing system, which we believe will significantly enhance wireless communications in the future. We intend to license this technology to third parties in the future.


         We are incorporated under the laws of the State of Nevada. Our offices are located at 520 Third Street, Suite 101, Oakland, CA 94607. Our telephone number is (510) 839-6100.


                             Summary of the offering

Type of security................................ Common stock


Common stock registered by company.............. We are  registering and selling
                                                 4,000,000   shares   of  common
                                                 stock on behalf of our company.
                                                 We will also  register  another
                                                 5,780,916   shares   of  common
                                                 stock for existing shareholders
                                                 with  registration  rights.  We
                                                 will  not  sell  the  5,780,916
                                                 shares  owned  by the  existing
                                                 shareholders  with registration
                                                 rights.


Common stock offered for sale
   by our company in this offering ............  4,000,000 shares


Common stock to be outstanding after
   this offering ..............................  87,545,517


Use of proceeds................................  For   expansion  of  our  sales
                                                 force,       marketing      and
                                                 distribution        activities,
                                                 expansion  of both our domestic
                                                 and   international    business
                                                 operations,    for    acquiring
                                                 spectrum,   and   for   general
                                                 corporate purposes. See "Use of
                                                 Proceeds" for more information.



         We intend to offer all of the shares directly to the public without the use of an underwriter. There is no minimum number of shares that must be sold. There can be no assurance that all of the shares offered will be sold. Accordingly, investors will bear the risk that we will accept subscriptions for less than 4,000,000 shares and then be unable to successfully complete all of the anticipated uses of the proceeds of this offering as expected. If fewer than 4,000,000 shares are sold, our business, financial condition and results of operations could be adversely affected.

         Funds from this offering will not be placed in an escrow or trust account and will be available for use as the funds are received. The minimum investment per shareholder is 1,000 shares. There is no maximum investment per shareholder.

         This offering will begin as of the effective date of this prospectus and continue for 12 months or such earlier date as we may terminate the offering. If this offering terminates, all subscription payments received after termination will be promptly returned.

                            SUMMARY OF FINANCIAL DATA

         The summary financial data for the years ended September 30, 1998 and 1999 have been derived from the Financial Statements and Notes to Financial Statements, audited by Reuben E. Price & Co., San Francisco independent auditors. The summary financial data for the six months ended March 31, 2000 and 1999 is derived from our unaudited financial statements which, in the opinion of management, includes all adjustments, none of which were other than normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for such periods. The financial information for the six months ended March 31, 2000 and 1999 is not necessarily indicative of the results of operations for subsequent periods or a full fiscal year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included elsewhere in this prospectus.

Statements of Income Data:

                                                         Cumulative
                                                         from inception
                          Year ended      Year ended     on Sept 1, 1994    Six Months Ended   Six Months Ended
                          Sept. 30, 1998  Sept. 30, 1999 to Sept. 30 1999   Mar. 31, 2000      Mar. 31, 1999
                          Audited         Audited        Audited            Unaudited          Unaudited

Revenue                    $      --      $      --      $      --          $   141,268        $      --

Gen. & Adm. Expenses          (353,075)    (2,383,330)    (6,765,842)        (2,345,196)          (594,650)

Total Operating Expenses      (353,075)    (2,383,330)    (6,765,842)        (2,345,196)          (594,650)

Operating loss                (353,075)    (2,383,330)    (6,765,842)        (2,203,928)          (594,650)

 Rental income                   6,701              0          6,701                  0                  0
 Interest Income                     0              0              0                174                  0

Net loss                      (346,374)    (2,383,330)    (6,759,141)        (2,217,484)          (594,650)



                                            Sept. 30, 1999                   March 31, 2000      March 31, 1999
                                            Audited                          Unaudited           Unaudited

Balance Sheet Data:


 Working capital                             (153,646)                           76,215
 Total assets                               1,180,777                         6,206,693

  Long-term debt,

    less current portion                      328,000                           740,000
 Shareowners' equity                          361,309                         4,910,887


                                       4

                                  RISK FACTORS

         An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. You should carefully consider the following risks before you decide to buy our common stock.

Risks Related to Our Business

We have a history of losses and there is significant doubt about our ability to continue as a going concern


         We are a development stage company and our revenues for the foreseeable future will not be sufficient to attain profitability. In the two years since we began operations, we have generated virtually no revenues and have incurred substantial expenditures. We expect to continue to experience losses from operations while we develop and expand our wireless Internet service system and other technologies. In view of this fact, our auditors have stated in their report for the period ended September 30, 1999 that our ability to meet our future financing requirements, and the success of our future operations, cannot be determined at this time.


We may not have enough capital to remain a going concern, especially if we do not sell a significant amount of securities offered by this prospectus

         We will require substantial outside investment on a continuing basis to finance the acquisition of additional spectrum licenses, capital expenditures and operations. Although we believe that the proceeds from this offering, together with nominal funds expected to be generated from operations, will be sufficient to finance our working capital requirements for at least twelve months following completion of this offering, there can be no assurances that we will generate sufficient funds from this offering to fund our operations. We do not have a bank line of credit and there can be no assurance that any required or desired financing will be available through bank borrowings, debt, or equity offerings, or otherwise, on acceptable terms. To the extent that future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of common stock.

         We do not know how many of the shares offered will be sold. Therefore, investors will bear the risk that we will accept subscriptions for a nominal number of shares and then be unable to exist as a going concern or accomplish our plans as discussed in the Use of Proceeds in this prospectus. If no shares, or a nominal number of shares are sold, our financial condition and our ability to continue as a going concern could suffer.


We may not be able to obtain permission to use two-way transmission for our wireless service, thereby making our services significantly less attractive to potential customers

         We believe that it is important for us to obtain the right to conduct two-way transmissions through the radio transmission frequencies for which we acquire licenses. None of our present channel leases in the United States allow for two-way transmissions. Permission to conduct two-way transmissions must be obtained from the Federal Communications Commission, and the rules of the FCC require that we file applications with the FCC to receive permission to conduct two-way transmissions through these frequencies. The FCC has announced that the first opportunity to file these applications will occur from July 3 through 10, 2000. The application process will require us to engineer a network configuration and channel-use plan for these frequencies in each market where we intend to launch a two-way system. The applications must meet FCC interference protection rules or contain the consent of other licensees in these markets and adjacent markets. We cannot be certain that:


            o We will be able to complete the necessary processes to enable us to complete and file two-way applications for each of our markets.

            o We will be able to obtain the necessary cooperation and consents from licensees in our markets or adjacent markets to enable us to use our spectrum for two-way communication services.

            o   The FCC will approve our applications.


         If we do not receive the required consents from the FCC and other licensees within a market, or we are not able to design a two-way system that will meet the FCC's interference protection rules, we will be unable to obtain authorization to implement a two-way system in that market. If we are unable to obtain such an authorization, we will be forced to operate our service as a one-way transmission service, which we believe would make our Internet access services significantly less attractive to prospective customers than two-way transmission services.


We are subject to other substantial governmental regulations which could adversely affect our business

         Our services are subject to current regulations of the FCC with respect to the use of our wireless access. We are required to use and maintain our licenses for certain frequencies and file reports with the FCC. If we fail to comply with these requirements, we may lose our licenses to operate such frequencies. The loss of licenses to operate our frequencies could lead to interruption of our wireless access services and materially adversely affect our business.

         In addition, changes in the regulatory environment relating to the Internet access could affect the prices at which we may sell our services. These include regulatory changes that, directly or indirectly, affect telecommunications costs, limit usage of subscriber-related information or increase the likelihood or scope of competition from the regional Bell operating companies or other telecommunications companies. For example, regulations recently adopted by the FCC are intended to subsidize Internet connectivity rates for schools and libraries, which could affect demand for our services. The FCC has also stated its intention to consider whether to regulate certain transmission services over the Internet as "telecommunications," even though Internet access itself would not be regulated. Additionally, a number of state and local government officials have also asserted the right or indicated a willingness to impose taxes on Internet-related services, including sales, use and access taxes. We cannot predict the impact that future laws and regulations may have on our business.

Our new technology is unproven and may not function as anticipated


         Our distributed wireless call processing system technology remains in the development phase and we have not yet developed a fully functional prototype of that technology. We cannot be certain when we will be able to complete development of that system and whether that system will work in the manner anticipated when development is completed. Furthermore, we cannot be certain whether the system will receive substantial market acceptance assuming that it is developed. For these reasons, although we believe that our distributed wireless call processing system is promising, an investor should not assume that the system will be available or will contribute positively to our business prospects or financial condition.

The market for Internet access is extremely competitive, which may prevent us from being able to attract Internet access customers


         There are many competitors in the market for Internet access, both within the field of providing broadband Internet-based access as well as those offering access through other means. Major wireless service providers include AT&T Corporation, Hughes Network, MCI Worldwide and Sprint, all of which are developing and investing heavily in wireless Internet access distribution methods. Other competitors outside of the area of wireless communications include the following:


            o Internet Service Providers, or ISPs, which have developed high-speed access capabilities through DSL along with their existing services, such as through digital subscriber services, of DSL, and T-1 lines;

            o  On-Line   information   service  providers  which  provide  basic
               Internet access as well as proprietary information not available through public Internet access, such as America On-Line;

            o Cable operators, such as Time-Warner and AT&T, who offer Internet access through direct cable connections;

            o Providers of high-speed continuous Internet access, such as UUNET Technologies, Inc. and PSINet, Inc.; and

            o Regional Bell operating companies, long-distance carriers and competitive local exchange carriers.


         Many of our competitors are large organizations with substantially greater financial, technical and marketing resources than we presently have. Many of these competitors also have substantially larger subscriber bases, which will make it difficult to compete with them and, we believe, will result in substantial pressure on us to discount the prices of our services. In addition, there has been substantial consolidation among Internet access providers and, in particular, within the broadband industry. We believe that this trend will continue and, if it does, we anticipate there will be greater price and other competition within the industry. We cannot provide you with any assurance that we will have sufficient financial resources, technical expertise or marketing capabilities to compete successfully.


We have yet to obtain customers for our Internet access services


         We intend to provide broadband Internet access to customers within those geographic areas where we obtain transmission licenses. However, we have obtained few customers for and have derived no revenues from our services, nor have we entered into any arrangements with other businesses under which they may provide these services within these geographic areas. We also have not yet determined the manner in which we will commercially exploit the licenses we obtain. For example, we may attempt to provide services directly to Internet users or license our rights to use the frequencies to third parties. We can provide you with no assurance that we will be able to secure a sufficient number of customers, strategic partners or other sources of revenues from our services to operate profitably at any time in the foreseeable future.

We are subject to the requirements that we receive regulatory approvals from those countries in which we do business, the delay or denial of which can reduce our revenues and adversely affect our foreign operations.


         We anticipate that a substantial percentage of our revenues will be derived from operations outside of the United States. Our reliance on international operations to obtain consents of local regulatory authorities, some of which may significantly delay or deny permitting us to operate in those jurisdictions. For example, we will not be able to generate revenues from our operations in Argentina until such time as the governmental regulatory authority, the CNC, approves our application to acquire licenses. In early 2000, the government of Argentina announced that it was placing a freeze on all license transfer applications from foreign-owned firms, which has effectively delayed consideration of our application. A denial of our application or a significant delay in consideration of our application could either prevent us from conducting our planned operations in Argentina or materially adversely affect our ability to do so. Our prospective operations in Peru and other jurisdictions are also subject to receipt of government approval, which we cannot assure you that we will receive at this time.


Problems with telecommunications infrastructure in countries in which we do business may substantially limit the effectiveness of our Internet services, thereby making those services less attractive


         The Internet access services we intend to conduct will require that there be a modern telecommunications infrastructure which allows for the fast and efficient transfer of data from the source of the data to the transmission towers we lease. Many countries in which we are conducting or intend to conduct business lack the high speed cable, satellite or fiber optic wiring systems necessary for high speed data transmission and in many of those countries it is not economically viable to install that infrastructure. This limits our ability to provide high-speed Internet services efficiently, thereby making our services in those countries less attractive.


Because we operate internationally, our operations are subject to unexpected political changes, changes in legal requirements and fluctuations in exchange rates, all of which may substantially increase our operating costs or make it difficult to do business there

         In addition to these international risks, we are also subject to the following risks in connection with our international operations that may substantially reduce our revenues, increase our operating and capital expenses, and otherwise materially affect our ability to conduct business:

            o unexpected changes in regulatory requirements, taxes, trade laws and tariffs, which can substantially increase the costs of doing business in other jurisdictions;

            o changes in a specific country's or region's political or economic conditions which may make it difficult or impossible to conduct business there;

            o lack of clear rules and regulations governing the issuance of licenses and standards for their operation; and

            o  fluctuating exchange rates.


         By way of illustration, the regulatory authority in Ghana with responsibility for telecommunications licenses, the National Communications Agency, has invalidated certain license transfers which its predecessor agency made several years earlier. These licenses include those which we wish to use for our operations in that country. Although we intend to pursue our application for a license to use those frequencies, there can be no assurance that we will obtain the desired license or that the license might be subsequently revoked due to further changes in the regulatory requirements. We cannot assure you that we will be able to conduct our operations profitably in these jurisdictions in view of these risks and cannot quantify the impact which these risks may have on our operations.

We are inexperienced in operating a business internationally, which could cause us to fail to develop our international operations successfully


         We intend to expand our international sales efforts in the future. We have very limited experience in marketing, selling and supporting our products and services abroad. There is a risk that we will not be able to expand due to this inexperience. If we are unable to grow our international operations successfully and in a timely manner, our business and operating results could be seriously harmed. This could be reflected in a loss in your investment.

If we do not develop system features in response to customer requirements, customers may not wish to use our services, which would seriously harm our business

         The broadband wireless access industry is rapidly evolving and is subject to technological change and innovation. These changes are requiring that providers of broadband services adopt new technologies quickly or modify existing technologies to maintain service and market products. Compliance with these changes may cause us to incur unexpected expenses or lose revenues. If we are unable to comply with diverse new or varying governmental regulations or industry standards in each of the many worldwide markets in which we compete, we may not be able to respond to customers in a timely manner or market our products, which could seriously harm our business.

We are dependent on the services of key individuals and the loss of any of these individuals could significantly affect our ability to operate our business

         Our development and success is significantly dependent upon Douglas P. Haffer, Chairman, President and Chief Executive Officer; Wayne Caldwell, Vice President and General Counsel; and Dana Miller, Vice President of Licensing and Systems Expansion. We do not currently have key man insurance for any of these officers. Any loss of the services of these members of our senior management personnel could seriously harm our business.



We may be unable to protect our intellectual property rights


         Our success depends in part on our ability to protect our proprietary technologies. We rely on a combination of patent, copyright and trademark laws, trade secrets and confidentiality and other contractual provisions to establish and protect our proprietary rights. We have received one patent from the United States Patent and Trademark Office pertaining to the distributed wireless call processing system and may file for additional patents in the future. However, our patents may not be of sufficient scope or strength, others may independently develop similar technologies or products, duplicate any of our products or design around our patents, and the patents may not provide us competitive advantages. Litigation, which could result in substantial costs and diversion of effort by us, may also be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third-party proprietary rights. Any such litigation, regardless of outcome, could be expensive and time consuming, and adverse determinations in any such litigation could seriously harm our business.

         We have not yet sought patent protection for the distributed wireless call processing system in any country other than the United States, nor have we sought to register our trademarks in those countries in which we currently do or intend to do business. The laws of other countries vary with respect to intellectual property protection, and some jurisdictions may provide substantially less protection than those of the United States. As a consequence, our ability to protect our intellectual property and prevent competitors from using our intellectual property may be much more limited.


Risks Related to this Offering



The market price may drop below the offering price, or the selling shareholders may sell shares at below the offering price, which could render us unable to sell shares in this offering



         We are offering to sell shares at the price on the cover page of this prospectus, whereas the market price for our stock may vary significantly. Furthermore, the selling shareholders may sell their shares at any price they deem acceptable, regardless of the price at which we are offering to sell our shares, and we have no control over the price at which they may sell their shares. If the market price for the shares drops below the offering price, or the selling shareholders decide to sell their shares at below our offering price, prospective investors will likely choose to purchase shares from the selling shareholders or on the open market rather than directly from us. If this happens, the amount of financing we receive from this offering will be significantly reduced and we may be unable to raise any funds from this offering.



Our  stock  may not  meet the  requirements  to  continue  to be  listed  on the
Over-the-Counter Bulletin Board, which may make it more difficult for shareholders to sell their shares and expose us to claims for liquidated damages


         This  is our  initial  public  offering.  Some  of our  shares  that we initially sold as restricted securities are now freely trading on the Over-the-Counter Bulletin Board, or OTCBB. The National Association of Securities Dealers, Inc., or NASD, which administers the OTCBB, implemented regulations in 1999 which require that all companies listed on the OTCBB have a class of securities registered under the Securities Exchange Act of 1934 and file periodic reports with the Securities and Exchange Commission, or SEC. We have also requested from the SEC and have received on May 16, 2000 an interim order staying the delisting of our common stock from the OTCBB. Our case is now pending before the SEC. There can be no assurance that we will ultimately be able to prevail before the NASD or SEC and prevent the delisting of our shares. If we do not prevail and the SEC does not approve the registration of our common stock, it is possible that our shares may be delisted from the OTCBB. Should we be able to maintain the listing of our shares on the OTCBB, we will be required to continue to file our periodic reports with the SEC in order to maintain our listing. Although trading quotations for the shares could remain available through the "pink sheets" maintained by the National Quotation Service Bureau, Inc., management believes that a delisting of the shares from the OTCBB may reduce the trading volume of the shares and may result in a reduction in the market price for the shares.


         We may be subject to claims for liquidated damages if our shares are delisted from the OTCBB. Under the terms of a Registration Rights Agreement into which we entered with various investors, we will be liable for the payment of liquidated damages equal to 2% per month of the face amount of subordinated debentures and stated value of series A preferred stock that we sold to those investors during that period that our shares not listed on the OTCBB. The aggregate principal amount of the subordinated debentures is currently $3,280,000, and we are contractually obligated to issue additional subordinated debentures or series A preferred stock with a principal amount or stated value of $1,312,000. If our shares are delisted, the amount of these liquidated damages could have a material adverse affect upon our financial condition and business prospects.

Sales of the selling shareholders' shares and and shares issued to investors recently may depress the price of our stock


         We are registering 5,780,916 shares of common stock owned by several of our current shareholders and warrant holders pursuant to the exercise of their registration rights. We also have an obligation to register shares of common stock issued to or issuable upon the conversion of subordinated debentures, series A preferred stock and exercise of warrants. The sale of all of these shares, especially if the sale occurs within a short period of time, could substantially reduce the market price for our stock.



                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 5 of this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth.


                                 USE OF PROCEEDS

         If the entire offering is sold, the net proceeds from the sale of the common stock, after deducting underwriting discounts and other expenses, are estimated to be approximately $15,780,000. The net proceeds have been calculated using an initial public offering price of $4.50. There is no guarantee that we will receive any proceeds, the following table presents how we intend to use the proceeds of 25%, 50%, 75% and 100% of the offering. We expect to use the net proceeds over a 12-month period in approximately the following amounts and percentages:

                                                              Percentage of Offering Raised
                                   -------------------------------------------------------------------------------
                                      25%                     50%                   75%                    100%
                                   ---------               ----------           -----------            -----------
Expansion of Mt. Diablo, Ukiah,    $ 394,500               $1,183,500           $ 2,367,000            $ 3,945,000
South Bend, Grand Rapids and          (10%)                  (15%)                  (20%)                 (25%)
San Diego

Initiate Internet Access           $  78,900               $  236,700           $   591,750            $   946,800
                                       (2%)                   (3%)                   (5%)                  (6%)

Argentina Operations               $1,775,250              $3,313,800           $ 4,734,000            $ 5,523,000
                                      (45%)                  (42%)                  (40%)                 (35%)

Peru Operations                    $  986,250              $1,972,500           $ 2,603,700            $ 3,156,000
                                      (25%)                  (25%)                  (22%)                 (20%)

Working Capital                    $  710,100              $1,183,500           $ 1,538,550            $ 2,209,200
                                      (18%)                  (15%)                  (13%)                 (14%)

Total                              $3,945,000              $7,890,000           $11,835,000            $15,780,000
                                     (100%)                 (100%)                 (100%)                (100%)


     * We intend to expand the Mount Diablo, Ukiah, South Bend, Grand Rapids and San Diego systems through the purchase of digital compression equipment in order to digitize the system and to add additional subscribers through marketing and advertising and the upgrading of available services. The amounts allocated to the expansion include the hiring of additional installers and repair personnel as well as anticipated installation costs.

     * We intend to initiate and expand Internet access services through the acquisition of Internet backbone connections, the purchase of telecommunications equipment and outsource services, for marketing, advertising and promotion and for the hiring of technical support personnel.

     * The amounts allocated to the Argentina operation include acquiring spectrum, purchasing equipment, the hiring of additional installers and repair personnel as well as anticipated installation costs and general working capital.

     * The amounts allocated to the Peru expansion include acquiring spectrum, purchasing equipment, the hiring of additional installers and repair personnel as well as anticipated installation costs and general working capital.

     * Proceeds allocated to working capital will be used to fund our general operations.

         In addition to the proceeds we receive from the sale of our shares, one of the selling shareholders, Continental Capital & Equity Corporation, has notified us that it wishes for us to register 100,000 shares of common stock issuable upon exercise of a option at a price of $3.25 per share and another 100,000 shares at a price of $4.25 per share. If Continental Capital & Equity Corporation exercises these warrants in full, we will receive proceeds of $750,000. We have also received a request from Union Atlantic LC to register shares issuable upon the exercise of a warrant to purchase 100,000 shares of common stock at a price of $3.23 per share. If the warrant is exercised in full, we will receive total proceeds of $323,000. We intend to allocate those proceeds among the items in the table in accordance with the percentages set forth beside each item. We do not know at this time whether either company will exercise any of the warrants and therefore whether we will receive any proceeds from the exercise of the warrants.


         The above listed use of proceeds represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business operations, our current plans and current economic conditions. Future events, including the problems, delays, expenses and complications frequently encountered by early stage companies as well as changes in regulatory, political and competitive conditions affecting our business and the success or lack thereof of our marketing efforts, may make shifts in the allocation of funds necessary or desirable. Prior to expenditure, the net proceeds will be invested in short-term interest bearing investment grade securities or money market funds. Management believes that the funds received from this offering will exceed our cash flow requirements for more than twelve months.

         No proceeds from this offering will be used to acquire assets or finance other businesses. However, we hope to continue to acquire spectrum both nationally and internationally consistent with its corporate objectives and mission statement.


                                    DILUTION

         Our present common stockholders acquired their shares at a cost substantially below the price at which the shares are being offered in this offering. Investors purchasing the shares in this offering will, therefore, incur an immediate and substantial dilution of their investment insofar as it relates to our resulting net tangible book after completion of the offering.

         Our net tangible book value as of March 31, 2000 was $0.0596 per share. "Net tangible book value" per share represents our total tangible assets less total liabilities divided by the number of shares outstanding of common stock. Our net tangible book value after the offering on a pro-forma basis will be $0.2394 per share assuming that we sell the full number of shares we are offering. This represents an immediate dilution in net tangible book value per share of $4.2606 if the entire offering is sold to new investors purchasing shares at $4.50 per share.

         The following table illustrates the per share dilution that you will experience on a pro forma basis as if the shares offered herein were outstanding as of March 31,2000. As there is no guarantee that we will receive any proceeds, the table presents per share dilution assuming receipt of 25%, 50% and 100% of the offering.

Percentage of offering received                                        25%                    50%                 100%
                                                                     -------                -------              -------
Offering price per share                                             $4.5000                $4.5000              $4.5000
Net tangible book value after sales of common                        $0.1056                $0.1512              $0.2394

                                                       13



shares
Dilution to purchasers of shares                                     $4.3944                $4.3488              $4.2606


         This information is based on pro forma shares outstanding on March 31, 2000 and excludes all shares issuable upon exercise or conversion of warrants and convertible securities and shares reserved for issuance pursuant to our 1998 Stock Plan.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following should be read in conjunction with the "Risk Factors" starting on page 5 of this prospectus and the "Financial Statements" and the Notes thereto.


         We did not generate any subscription revenues by providing wireless cable services during fiscal 1998 and 1999 respectively. We did not have enough subscribers in either period to generate revenues sufficient to cover our operating expenses which totaled $353,075 and $2,383,330, respectively, in fiscal 1998 and 1999. Our operating expenses included service costs, programming and license fees, general and administrative expenses, and certain acquisition expenses resulting from acquiring spectrum. Our expenses increased substantially in 1999 over those in 1998 as we substantially increased the scope of our business operations during that period.

         During 1998 and 1999, we experienced continuing cash shortages due to an insufficient subscriber base. The resulting cash shortages rendered us unable to advertise and aggressively promote our services. Because we have received no revenues from operations and do not anticipate receiving significant revenues for the remainder of the year from operations, we have depended and will likely continue to depend upon equity and debt financing to provide necessary working capital for the foreseeable future. We have obtained financing primarily from the following sources, and believe that our primary sources of financing during the next 12 months will come from the following sources as well as the proceeds from this offering.

     o During the years ended September 30, 1999 and 1998, we received equity investment of $2,614,074 and $295,000, respectively. This investment was in the form of issuance of our common stock in various private placements.

     o In October 1999, we received financing of $740,000 from Credit Bancorp, a Netherlands Antilles company, in the form of a convertible subordinated debenture. Under the terms of the debenture, we are to pay Credit Bancorp interest at a rate of 7% per annum over a period of three years. Principal and accrued interest is convertible into common stock at the option of Credit Bancorp. Credit Bancorp has notified us that it has converted the debenture into common stock.

     o On April 14, 2000, we entered into a Securities Purchase Agreement with six investors, for the purchase of investment units, consisting of common stock, common stock purchase warrants, 4% subordinated debentures and preferred stock, all which are described below. We refer to these investors as unit investors in this prospectus. Pursuant to the Securities Purchase Agreement, the unit investors have purchased 760,000 shares of common stock, warrants to purchase 3,600,000 shares of common stock and subordinated debentures with a principal amount of $3,280,000 for a total price of $4,800,000. The unit investors have the option to purchase additional shares of common stock, warrants and series A preferred stock from us for a maximum amount of $1,920,000. The unit investors will be required to purchase these securities if an effective registration statement under the Securities Act is in effect with respect to all the common stock issued and issuable upon the exercise of the warrants and conversion of the subordinated debentures and series A preferred stock.


         During the next 12 months we intend to expand our existing licensed operations in Mount Diablo, Ukiah, South Bend, Grand Rapids and San Diego, initiate and expand our Internet service and expand our overseas operations, primarily in Argentina, Peru and Ghana. We anticipate that our expansion will involve the purchase of significant equipment in Argentina and Peru, and estimate that the expenditure will be approximately $4,000,000 to $5,000,000. We also intend to perform additional development on the distributed wireless call processing system during this period and we anticipate that our expenditures may be as high as $7,000,000 for research and development depending upon sources and availability of financing. We currently have 11 full-time employees and anticipate hiring more employees as we enter new markets. Based on our current plans, we anticipate that the number of our employees will at least double during the next 12 months.


         As of March 31, 2000, our total working capital was $764,215. Based on our current cash projections, we anticipate that we will be able to fund our operations with available cash, cash we receive in this offering and the proceed of the sale of the securities described above will be sufficient to fund our operations for the next 12 months. We do not anticipate that we will raise significant revenues from operations during the next 12 months. If we raise substantially less than the maximum funding in this offering, or if expenditures are greater than those which we presently anticipate, our available cash may not be sufficient to finance our projected operations during this period.


                                    BUSINESS

Introduction


         In February of 1997, Worldwide Wireless, Inc., a Nevada corporation, was formed to coordinate the operations of TSI Technologies, Inc., a Nevada corporation, and National Micro Vision Systems, Inc., a Nevada corporation. Its purpose was to complete the development of its patented advanced distributed wireless telephone and network designs and to finance, manufacture, and market these units and systems. TSI Technologies, Inc. was the research and development company formed for the purpose of creating and developing the distributed wireless call processing system. National Micro Vision Systems, Inc. was formed to operate a network of wireless Internet sites. In April of 1998, World Wide Wireless, Inc, TSI Technologies and National Micro Vision Systems, Inc. acquired Upland Properties, Inc., a Nevada corporation, for stock and transferred their assets to Upland Properties, Inc. Upland Properties then changed its name to World Wide Wireless Communications, Inc. and is trading OTCBB under the symbol WLGS. Both World Wide Wireless, Inc. and TSI Technologies, Inc. remain significant shareholders in our company, but neither plays a role in our current operations. National Micro Vision Systems, Inc. is now completely separate from and unrelated to us.

         We have purchased and currently lease a substantial number of high-speed wireless Internet frequencies in the United States, Argentina, Peru and Ghana. We are now attempting to market to our wireless Internet frequencies directly to consumers for use in accessing the Internet and are considering the possibility of entering into strategic alliances with other companies to market access to our high-speed wireless Internet frequencies. We plan to purchase or lease additional wireless Internet frequencies in the United States and abroad.

         In addition to acquiring and developing wireless Internet frequencies, we are also attempting to develop a new generation of wireless cellular telephone technology that we have named the distributed wireless call processing system. We believe that this technology may significantly enhance wireless communications in the future by dramatically increasing cellular telephone network capacity.


The Industry

         Use of the Internet and private communications networks has expanded and continues to expand rapidly. International Data Corporation estimates that there were 142 million Internet subscribers at the end of 1998, and projects that this number will grow to over 500 million subscribers by 2003. Businesses increasingly depend upon data networks, not only for communication within the office, but also to exchange information among corporate sites, remote locations, telecommuting employees, business partners, suppliers and customers. Consumers are also accessing the Internet to communicate, collect and publish information and conduct retail purchases.


         The growth in data traffic is resulting in an increase in the demand for high-speed access. To accelerate the speed at which data can be transmitted, service carriers are increasingly relying on broadband, which allows the transmission of multiple data channels through a single medium. One broadband medium consists of wireless frequencies which have large bandwidth, or an ability to transmit large amounts of data in a short period of time.

         The FCC has taken steps to increase the availability of frequencies and bandwidth that may be used by wireless carriers in the United States for such data transmission. In addition, an FCC ruling in September 1998 allowed license holders of various frequencies within the band of 2.15 to 2.68 Gigahertz, or GHz, to offer two-way broadband wireless data services. Previously, these frequencies had been restricted to one-way video transmissions which limited their effectiveness for data transmission. The FCC has also increased the availability of various higher frequencies within the bands of 24 to 40 GHz. Internationally, these frequencies vary slightly, with the lower frequency services being between 2.5 to 4.0 GHz and the higher frequency-type services being offered on frequencies similar to the higher frequencies used in the United States.


         The FCC has also adopted orders to allocate additional spectrum through auctions during 2000 which can be used by high-speed data transmission service providers. Opportunities in broadband wireless access are increasing globally as Europe, Latin America, Asia Pacific and Canada join the United States in promoting competition in the local communications services market by allocating frequencies and bandwidth and issuing transmission licenses. In this regard, at least 26 countries have allocated broadband wireless frequency bands for use or trials in the last mile, according to Global Telephony.


         Deregulation has been a significant catalyst for increased competition in the long-haul segment of the market and massive spending on network infrastructure, as incumbent and emerging carriers have sought to address the growing demand for bandwidth. In the local access segment of the market, deregulation has also been a significant catalyst for the growing interest in providing broadband access directly to subscribers. Data services that historically were offered only by a single provider for a region now may be offered by a number of competing service providers. This increased competition has given local service providers compelling incentives to improve data transmission rates in order to offer additional value-added services to subscribers. However, bandwidth limitations of the existing infrastructure for the connection to the subscriber have constrained service providers from exploiting these opportunities. Links to subscribers typically consist of copper wires that operate at substantially lower transmission speeds than those offered in the long-haul segment of a network, or by some available broadband alternatives. These copper wires were originally intended to carry only analog circuit-switched, voice signals. As a result, the connection to the subscriber has become a bottleneck that limits high-speed data transmission.


         Alternative technologies for broadband access include:

     o   Digital  subscriber  line,  or  DSL,   technology   improves  the  data
         transmission rates of a telephone company's existing copper wire network;

     o Cable modems, which are designed to provide broadband Internet access and are targeted primarily at the residential market;

     o Fiber-Based Solutions and high-capacity leased lines, which offer the highest data transmission rate of any of the alternative technologies for broadband access;

     o Point-to-point wireless technology enables data transmission using a dedicated radio link between two locations; and

     o Broadband point-to-multipoint wireless networks, which consist of a wireless hub that communicates over radio frequencies to transmit and receive network traffic to and from wireless modems installed at multiple subscriber locations.


         Both incumbent and emerging service providers are emphasizing broadband wireless technologies for Internet access. Established carriers are expected to use broadband wireless technology to reach new customers to whom they previously could not provide access, fill coverage gaps in their existing networks and deploy value-added services in a cost-effective manner. For example, International Data Corporation reports that in 1999, Sprint and MCI WorldCom spent over $1.5 billion to purchase companies holding licenses in these lower frequencies within the 2.15 to 2.68 GHz range. Emerging carriers may use this technology to bypass existing wire-based infrastructure and to compete with incumbent carriers. In addition, this technology may be used to deploy broadband services in regions where there is no wire-based communications infrastructure. Estimates of the revenue which lower frequency licenses will generate vary substantially, but International Data Corporation estimates that revenue generated by basic services delivered via fixed, non-satellite based wireless technologies will grow from $767 million last year to $7.4 billion in 2003.

Lower and Higher Frequency Wireless Transmission Systems

         We have chosen to focus on acquiring licenses to transmit within the lower frequency ranges approved by the FCC and used internationally, which are generally between 2.15 and 2.68 GHz. Although the higher frequencies are large enough to transmit large amounts of data at once, the higher frequencies have severe limitations including high costs of build out, very short range of less than 5 kilometers and severe problems with interference from weather and atmospheric conditions. Even though they have these limitations, higher frequency transmissions would appear to have major potential in wireless local loops, internal wireless networks and intranets.

         The lower frequencies approved by the FCC have less bandwidth than those in the higher frequencies. Nonetheless, we believe that the lower frequencies have more than enough bandwidth for the great majority of potential business and residential users. In the United States, which allows 10 watts of power in transmitting data, the range of the lower frequencies is at least 50 kilometers and transmissions within these frequencies are much less affected by atmospheric and meteorological phenomena. It is also much less expensive to install and operate lower frequency transmission services than at higher frequencies, in part because the greater range of the lower frequencies require the installation of fewer transmitters.

         Both high and low frequency transmissions are transmitted over a limited number of licensed frequencies that protect data from interference by other forms of radio or microwave transmitters. It is critical, therefore, that any company operating or attempting to develop a system of wireless Internet over these frequencies acquire them as quickly and as inexpensively as possible and for as many locations and as many channels/bands as possible in each location.

         Because of the limitations of higher frequencies as means of transmissions for Internet access, and because we believe that the more viable market for wireless high-speed services is in the small to medium-size business and residential market, we have decided to concentrate exclusively on the lower frequencies for our Internet access service. In that context, we have been actively engaged in the acquisition of wireless Internet frequencies in the United States and especially abroad.

         One major technical problem with wireless transmissions within the lower FCC-approved frequencies has traditionally been that a clear line of sight was necessary between the transmission and the receiver. This limitation allowed these frequencies to be used only in areas with even terrain and no obstructions, insofar as buildings and hills would often disrupt transmissions. Although these problems persist with the lower frequencies, there have been recent developments which have shown a potential for reducing these problems. Cisco Systems, Inc. has recently announced the development of Vector Orthogonal Frequency Division Multiplexing, which purportedly has the ability to reassemble multi-path signals at the receiving point so that they appear to arrive in a single stream from one location, even if obstacles are in the path of the original signal. (Communications Daily, MMDS Industry Gears Up on Standards Issues, Spectrum Planning, April 3, 2000). This would have the effect of significantly reducing the line of sight problem and, we believe, will enhance lower frequency transmissions as a medium for Internet access.

         A part of the spectrum which the lower frequencies occupy consist of frequencies referred to as Instructional Television Fixed Service. These frequencies are reserved by federal law to television broadcasting by religious, educational or other nonprofit groups. An increasing number of providers of data transmission are leasing transmission rights of the holders of Instructional Television Fixed Service licenses. As we discuss below, we have leased a number of these frequencies from a nonprofit organization.


International Broadband Use

         We believe that international markets offer enormous potential for growth. Although use of the Internet has grown substantially internationally, we believe that the combination of obsolete equipment and newly privatized systems in many countries provide us with great opportunity. The technology we employ allows countries such as Ghana and Argentina to establish an up-to-date, high-speed, broadband wireless Internet system equal to any on the most developed nations with very little infrastructural costs. The same will be true in the many other countries throughout Asia, Latin America, Africa, the Middle East and Europe in which we are actively seeking wireless frequencies.


         We believe that our approach to providing high-speed, broadband, fixed wireless Internet service will make our service available to a broader customer base than is possible with certain other fixed wireless services. By concentrating on the acquisition of relatively low-frequency spectrum, we can provide service over a substantially larger market of customers, with enhanced propagation properties, and for substantially lower cost than can be offered by higher-frequency wireless services. It is our belief that the bandwidth and speed of our service will meet the requirements of at least 90% of the potential high-speed wireless Internet customer base, and we hope to be able to provide this service more economically and with greater reliability than our competition. In the international market, we should be able to provide a quantum leap in the quality of Internet service beyond that which currently exists and at a price point similar to that being charged by providers of the current service.

Our strategy

Our activities are currently divided into three categories:

     o   Acquisition of Wireless Internet Frequencies - Spectrum;

     o   Development of Wireless Frequencies - Build Out; and


     o   Development  and  Licensing of  Distributed  Wireless  Call  Processing
         System.


Acquisition of Wireless Internet Frequencies - Spectrum


         We have determined that our primary target for acquisition of wireless frequencies will be in the frequency range within the United States of 2.5GHz to 3.0GHz and in similar frequency ranges up to around 5.0GHz internationally. With these frequency ranges we believe that we will be able to provide the highest quality, broadest band, and fastest service and the most reasonable costs to the largest number of potential customers. By positioning ourselves to provide enhanced connectivity to the largest number of people, we believe that we will play a significant role in the expansion of this remarkable technological development in both the short and long term.

         Prior to 1999, we controlled licenses in only three locations - the East Bay region of San Francisco, California, northern San Diego County, California, and South Bend, Indiana. Since the beginning of 1999, we have acquired rights - either through long-term leases with options to purchase or outright purchases - to additional spectrum both in the United States and elsewhere. As of the date of this offering, we lease, own or possess reversionary rights to licensed frequencies in the following additional locations:



Location                                        State/Country
Grand Rapids                                    Michigan
Vail                                            Colorado
Aspen                                           Colorado
Key West                                        Florida
Ukiah                                           California
La Grande                                       Oregon
Pierre                                          South Dakota
Casper                                          Wyoming
Entire nation of Ghana, West Africa             Ghana, West Africa
Buenos Aires                                    Argentina, South America
Rosario                                         Argentina, South America
Santa Fe                                        Argentina, South America
Corrientes                                      Argentina, South America
Mendoza                                         Argentina, South America
Neuquen                                         Argentina, South America
Cordoba                                         Argentina, South America
Bahia Blanca                                    Argentina, South America
Lima                                            Peru, South America



         The licenses in the United States listed in the above table are currently leased from Shekinah Networks. Pursuant to an Option Agreement with Shekinah Networks, we paid $500,000 to lease eight Instructional Television Fixed Service channels for our high-speed wireless Internet connections, as authorized by the FCC. This agreement also provides us an exclusive option to lease excess capacity on Shekinah's remaining thirty-two channels, as they become available. The monthly minimum transmission fee to be paid to Shekinah for each license or application leased, will be 5% of the gross system receipts or $500, whichever is greater. Each lease has a term of five years, which may be renewed at our election for an additional five-year term if the FCC renews the license.

         All of the United States licenses described above allow us to broadcast over frequencies using one-way transmissions only. With the exception of certain limited provisional licenses granted in various parts of the country, the FCC has not yet granted long-term two-way transmission licenses for the lower frequencies. The FCC announced in March 2000 that it would begin to accept applications for two-way licenses during the week of July 3 through July 10. We are in the process of preparing our applications for two-way transmissions for our existing licenses for submission to the FCC within this period.


Development of Wireless Frequencies - Build Out

         As spectrum is acquired, we plan to provide high-speed Internet services, including telephony and videoconferencing services. We plan to join with local partners and other entities in the industry to form strategic alliances in connection with the use and implementation of high-speed wireless services. We may also provide services directly to users of Internet services. As of the date of this prospectus, and except as described below, we have not yet entered into any strategic alliances.


         We are currently operating a single system off of Mt. Diablo in Concord, California, an area some thirty miles east of San Francisco. The license at Mt. Diablo is one of only two one-channel licenses that we control, with all the remaining ones being at least four channels. Revenue generating service commenced in this location in December 1999. Because the high-speed wireless component of the Mt. Diablo operations is only available in downlink mode, we have been aware from the outset that the operations in the Concord area would not be typical for the more conventional two-way systems. However, because the FCC has not yet approved permit applications for two-way transmissions within these frequencies and because of the specific demographics within the potential Mt. Diablo transmission area, we determined to commence the limited-type of service close to our headquarters in Oakland. We intend to use this one-way wireless system in only one additional location - San Diego, California. The Concord and San Diego operations will use high-speed wireless transmissions to download information from the internet and similar data sources, but will use telephone lines, either normal or high-speed, for the uplink. While this one-way service will provide users with enhanced Internet connections, it will not offer full-time, always on, high-speed two way wireless service that our other locations will provide.


         We intend to build-out our next domestic system in the small town of Ukiah, California, some ninety miles north of San Francisco. The FCC has already granted digital authorization for the Ukiah license and the remaining locations. The proximity of Ukiah to the corporate headquarters and the relatively compact demography and geography will provide us with a convenient platform to commence full bi-directional wireless service. After Ukiah, the domestic build-out program will include northern San Diego County, South Bend, Indiana, Grand Rapids, Michigan, Vail and Aspen, Colorado, Key West, Florida, Pierre, South Dakota and Casper, Wyoming.


         We intend to commence operations in Buenos Aires, Argentina during the first six months of 2000. Preparations have commenced to secure the necessary backbone connections and transmitter locations in the Greater Buenos Aires metropolitan area, which contains more than 12 million people. Our ability to begin transmission over the frequencies is subject to approval of the Comision Nacional de Communicaciones, or CNC, the governmental agency primarily responsible for regulating telecommunications in Argentina. We have not yet received approval by the CNC, and the Argentine government recently announced that it was placing a freeze on the review of license transfer requests and transfers of shares in entities holding these licenses. The CNC announced that the freeze expires on June

22, 2000 and we believe that the CNC will ultimately approve our applications and allow for us to commence offering our wireless services.

         If the transfer is approved, we will commence transmitting in Buenos Aires by as early as July of this year. Shortly thereafter, commencement of service is planned in Cordoba and Mendoza, both cities with around 2 million inhabitants. As an initial marketing approach, we expect to establish, jointly with a current retail establishment, an Internet Cafe in Buenos Aires where we intend to broadly expose our services to a large number of potential customers. In Argentina, we will operate through our majority-owned subsidiary, Infotel Argentina, S.A. We expect to be in operation in all eight cities in which we have obtained licenses within eighteen months and hope to expand the number of licenses currently owned. With the current licenses, our transmission range in Argentina will cover approximately 50% of the country's 33 million inhabitants. We do not have Internet access or other service agreements in Argentina with any customers at this time.

         We intend to begin operations in Peru this year. We have acquired all of the shares of Digital Way, S.A., which presently owns a wireless transmission license in Lima/Callao and is in the process of attempting to secure additional licenses in that area as well as licenses for five different cities in Peru. We have yet to receive governmental consent in Peru for the transfer of the control of Digital Way's licenses. We will not be able to commence our Internet service in Peru until we obtain that consent.


         We intend to commence service in Ghana, West Africa this year. Although Ghana has a much smaller economy than Argentina, fewer people and less computer penetration, we believe that Ghana and other neighboring West African nations provides us with significant revenue potential. Like Argentina, such public locations for service such as Internet cafes and the country's Post Office Department are likely starting places for revenue service. In addition, we believe that the stable political situation in Ghana and the continuing relatively fast-pace of economic growth bodes well for an ever-increasing demand for Internet service. We have been informed that we need to reapply for the licenses we acquired in Ghana on the ground that the original recipient of the license never used the licenses. We are eligible to reapply for the license upon the delivery of a development plan to the National Communications Authority in Ghana and believe we will be granted the license, although we are not certain whether we will receive that license.

         We have entered into a letter of intent with El Salvador Telecomuniciones S.A. de C.V. for the purpose of acquiring a 25% ownership interest in that company in El Salvador. Pursuant to the terms of the letter of intent, we have paid $1,000,000 to that company as an advance payment of the purchase price, which was to total $3,500,000. The agreement provides that the purchase was conditioned upon that company's acquisition of certain licenses and the occurrence of certain other conditions which have not been met. As a result, we believe that it is improbable that the sale will occur and we are seeking return of the $1,000,000 payment.

         We have applied for licenses in the 3.5 GHz range in Germany and the Czech Republic. We are awaiting a definitive response on those applications. In addition, we are exploring additional markets in Europe - including Portugal as well as much of Eastern Europe - for expansion of our services.

         We expect that, in the case of any future acquisition of licensed frequencies, we will operate the systems alone, do so in joint ventures with local entities, or transfer the licenses to third parties for significant consideration.

Development and Licensing of Distributed Wireless Call Processing System

         We are completing the development of our distributed wireless call processing system. The major feature of the system is that it allows individual cell phones and other communications units to amplify signals, thereby reducing the need for repeater stations. The system allows every handset itself serves as a mobile, low-power repeater site, and each unit facilitates the operation of the entire local network within a radius of 10-20 miles. A whole continent populated with these units would theoretically have no need for infrastructure support of any kind. In practice, we or parties to whom we license the system will build widely scattered gateway sites that will serve to introduce local signals into long lines, international and satellite service providers and introduce data signals into destination networks while providing a medium for our generation of an ongoing revenue stream.

         We expect that there will be a dramatic increase in total network capacity and in individual and traffic-form capacities resulting from the use of the distributed wireless call processing system. This transmission technique, implemented in the chipsets that are the core of the new technology, embodies very low power transmissions along multiple routes between two mobile or stationary points on the network. The result is a large group of transmission paths blanketing the entire cell compared to the hub and spoke transmissions between the central node and the multiple users of a traditional cellular system. The multiplicity of routes between any two points that is possible with this fabric generates an aggregate capacity for the network that far exceeds a hub and spoke system, where multiple transmission paths converge on a single hub, quickly consuming the available radio frequency in the cell.

         The low transmission power needed for this system have the further potential to allow this new technology to be overlaid on existing wireless cellular installations without interfering with existing signals in the same frequency. As a result, the new technology has the potential to provide overbuild capacity, incremental returns on investments in frequency, and introduction of new, high-value data and non-voice services on cellular franchises already in place.


         This new technology is currently being engineered to operate in, among other frequencies, the PCS frequency bands and in so-called free or unlicensed frequency bands in the United States. It is readily adapted to other frequencies
- military frequencies and frequencies that may be allocated by foreign governments.

         By licensing or otherwise transferring this technology to third parties and retaining a substantial royalty interest in it, we believe that we will be able to concentrate on our core business while retaining the potential for a significant revenue stream.


         Investors should be aware that this system is largely untested and is not widely used, and we cannot ensure that an increase in usage will actually result. We are currently having feasibility studies conducted on the distributed wireless call processing system to evaluate its capabilities and market potential.


Acquisitions


         On December 1, 1999, we signed an agreement to acquire 51% of Infotel Argentina, S.A., the owner of wireless transmission licenses in eight of the largest cities in Argentina, including Buenos Aires. Under the agreement, we will appoint the majority of Infotel's directors and will be in charge of its management. The purchase price for Infotel Argentina S.A. consisted of $900,000 in cash and 454,545 shares of common stock. The Agreement allows us to rescind the purchase in the event that the CNC does not approve the sale of Infotel Argentina S.A. to us and receive repayment of the purchase price.

         On February 10, 2000, we signed an agreement to purchase Digital Way, S.A., a Peruvian telecommunications company. Digital Way currently owns licenses for spectrum in the 2.3 to 2.5 GHz range, has national and international long-distance concessions as well as value added licenses for services in Peru. This acquisition requires the approval of the relevant agencies of the Peruvian government.


Business Locations

         Our business headquarters is located at 520 Third Street, Oakland, California, 94607. We also have offices located in Concord, California and Buenos Aires, Argentina. Our office space at One Post Street, San Francisco, was leased on a month-to-month basis. We vacated these offices on August 31, 1999. The actual rent paid, for the fiscal year ended September 30, 1999, was $22,341.

         In April 1999, we entered into a 5-year lease for approximately 6,000 square feet of office space in Jack London Square, Oakland, California. The lease commenced on June 5, 1999. The triple net rental agreement is for $10,038 per month during the first year. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to us for leasehold improvements for which we pay. We began to occupy this space on September 1, 1999. The minimum annual rent is $120,456 for the fiscal years ended September 30, 2000, 2001, 2002 and 2003, and $81,642 for the period October 1, 2003 to June 4, 2004.

         We also entered into a lease for office space to operate its network operation center at 2962 Treat Boulevard, Suite C, in Concord, California 94518. The triple net rental agreement is for $1,890 per month. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to us for leasehold improvements we make. We commenced its occupation of this 1680 square foot space on May 1, 1997. The lease expired on April 30, 2000. We are now occupying the premises on a month-to-month basis.

         We have lease space by virtue of our acquisition of Infotel Argentina. The lease is for approximately 1,500 square feet and is leased on a month-to-month basis. The monthly rent is approximately $2,000 per month. The lease started on January 1, 1999 and expires on December 31, 2003.

Regulation

         We intend to offer our services exclusively over licensed frequencies in each of the countries in which we operate. In the United States, our frequencies are licensed by the Federal Communications Commission, in Argentina, by the Comision Nacional de Comunicaciones, in Peru by the Telecommunications Concessions Department of the Ministry of Transport, Communciations, Housing and Construction and in Ghana by the National Communications Authority. We are either applying directly for licenses in some countries or applying jointly with local partners in others. Some countries require, for example, domestic control of any entity licensed to use radio frequency within their territory.


         Within the United States, we operate under licenses issued by the FCC. These licenses are issued in the 2.5 GHz frequency range and can be revoked if the licensee or its assignee is in violation of any of the operation provisions under the license. The licenses are issued in the United States for a fixed time period and can be renewed. Yearly reports are required to be filed with the FCC to establish that the licensee or its assignee is complying with the requirements of the license.

         Outside the United States, rules and regulations are quite varied. In Argentina, the proposed frequencies for licenses are between 2.4 GHz and 2.6 GHz and are granted by the CNC. Licenses are granted for periods of 10 years, but may be extended for lengthier periods at the discretion of the CNC. In Peru, frequencies for licenses are also between 2.4 GHz and 2.6 GHz and are granted for periods of 20 years and in Ghana licenses may be of unlimited duration. As in the United States, licenses may be revoked if the licensee violates any of the license provisions. There are significant differences in the clarity of regulations as well as in the consistency of their enforcement by the regulatory authorities, and changes in governments may result in substantial changes in the enforcement of regulations. For example, in Ghana the National Communications Authority has taken over responsibility for the issuance of licenses from the Ghana Frequency Registration and Control Board. Several licenses which we have acquired in that country were originally issued by the Frequency Registration and Control Board, which subsequently sold licenses for the same frequencies to third parties after that agency no longer had authority to regulate license approvals. We are attempting to limit our involvement to countries in which, historically, such changes in administration have not created disruptions for license holders, although our experience has shown that it is not always possible to do so.


         In addition to these laws, our business operations also make us subject to laws pertaining to transmitters of information over the Internet. The law relating to liability of Internet service providers and online service providers for information carried on or disseminated through their networks is currently unsettled. A number of lawsuits have sought to impose liability for defamatory speech and indecent materials. A recent federal statute seeks to impose liability, in some circumstances, for transmission of obscene or indecent materials. In one case, a court has held that an online service provider could be found liable for defamatory matter provided through its service, on the ground that the service provider exercised active editorial control over postings to its service. Other courts have held that Internet service providers and online service providers may, under certain circumstances, be subject to damages for copying or distributing copyrighted materials. The Telecommunications Act of 1996 prohibits, and imposes criminal penalties and civil liability for using, an interactive computer service for transmitting indecent or obscene communications. Although we intend to conduct our operations in a manner which reduces the risk of liability under these laws, we cannot assure you that we will avoid liability entirely under these laws.

Patents/Intellectual Property


         We recently received from the United States Patent and Trademark Office a patent pertaining to the distributed wireless call processing system, which has been issued patent number 6,055,429. We do not have other patents pending pertaining to other technologies.


         We currently use the service mark "World Wide Wireless Communications" and have applied to register the service mark consisting of both the name itself and a design logo with the United States Patent and Trademark Office. We presently intend to change our corporate name from World Wide Wireless Communications, Inc. to another name in the near future.

Litigation

         On August 26, 1999, we filed suit against Credit Bancorp, in U.S. District Court in San Francisco, regarding improprieties on the part of Credit Bancorp relating to the August loan. The case was settled on October 11, 1999. As part of the settlement agreement, Credit Bancorp agreed to convert the

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


original loans granted to us to a convertible debenture in the amount of $740,000. On October 11, 1999, we issued a convertible unsecured debenture for $740,000 to Credit Bancorp in settlement of this obligation. The terms of this convertible unsecured debenture are 7% interest per annum payable, semiannually on the last day of February and September, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest of this debenture are convertible at any time at the conversion price of $1.60 per share of unregistered, restricted shares of our common stock. Credit Bancorp's receiver has agreed to convert principal and accrued interest owing on the debenture into 482,734 shares of our common stock.

         In November 1999, the SEC filed suit against Credit Bancorp alleging violations of various securities laws in connection with its actions in relation to us and others, and seeking various forms of relief including disgorgement of its illegal gains. A receiver has been appointed to administer the affairs of Credit Bancorp. At this time, management believes that if the suit is successful, certain benefits may accrue to us, including monetary remuneration.

                                   MANAGEMENT

         Our executive officers and directors and their ages as of April 30, 2000 are as follows:

Name                   Age    Position                  Period of Service
----                   ---    --------                  -----------------
Douglas P. Haffer..... 52     Chairman of the board,    April 1998 to present
                               CEO and CFO

Wayne Caldwell........ 48     Director, vice president  November 1999 to present
                               and secretary

Dana Miller........... 40     Vice president            May 1998 to present

Ramsey Sweis.......... 34     Director                  May 1998 to present

Robert Klein.......... 51     Director                  May 1998 to present


         Douglas P. Haffer has practiced law in San Francisco, Beverly Hills, and Washington D.C. for twenty-five years. During that time he has served as general counsel and/or vice president, and on the Board of Directors, of several corporations, including Commercial Bank of San Francisco, Aca Joe Inc., Finet
Holdings Corporation, Worldwide Wireless Inc. and Uniprise Systems, Incorporated. His legal practice concentrated primarily on providing legal counseling to small or start-up businesses. In addition, a significant part of his practice contained an international aspect involving foreign investors seeking investment platforms in the United States. Mr. Haffer attended the University of Wisconsin, Madison from 1965 to 1969 where he received his Bachelor of Arts degree with honors with a major in Latin American history, and was elected to Phi Beta Kappa. He then attended the Harvard Law School from which he graduated in 1972 with a Juris Doctor degree. Mr. Haffer lived in Latin America for seven years and reads, writes and speaks Spanish fluently. He has been a lecturer and adjunct professor of law at the University of San Francisco Law School and at the Law School at the University of California at Davis.

         Wayne Caldwell has served as Vice President and General Counsel since November 1999. Mr. Caldwell is responsible for legal, governmental and regulatory matters. Prior to joining World Wide Wireless Communications, Inc., Mr. Caldwell was in private practice for two decades specializing in business and regulatory law. Mr. Caldwell is a graduate of Stanford University in economics and received his law degree from the University of San Francisco.

         Dana Miller was Director of Licensing and Acquisition for National Micro-Vision Systems, Inc. from 1994 to 1996. He worked extensively with the Federal Communications Commission and FCC legal counsel and was responsible for compliance with all FCC regulations. Mr. Miller also coordinated acquisitions of microwave television licenses throughout the United States. He has negotiated FCC lease agreements with educational institutions and nonprofit organizations. From 1996 to 1998 Mr. Miller was a self-employed telecommunications consultant. He is an expert in FCC license application, FCC petition, and license acquisition and maintenance. His accomplishments include resolution of a recent long-term, complex conflict between us and a second national wireless firm, freeing us up to implement high-speed wireless Internet operations in the San Francisco metropolitan area.

        Ramsey Sweis has had extensive experience in management and in the product design industry. He has been a leader and developer of high performance teams by enabling, training and motivating team members. In the recent past he has provided computer and engineering services to General Motors and Chrysler Corporation. In connection with those activities Mr. Sweis has developed designs between engineering, prototype models, tooling and vendor sources. Mr. Sweis resides in Roseville, Michigan. He has extensive experience in the product design industry. He currently serves as a Program Manager for Hanke Training & Design of Clawson Michigan. From 1997 to 1999 Mr. Sweis served as a designer for Computer and Engineering Services of Auburn Hills, Michigan From 1991 to 1997, Mr. Sweis was a design leader for Megatech Engineering of Warren Michigan.

        Robert Klein's experience includes an active twenty-year career in the securities industry handling a wide range of duties including management roles and institutional trading. For the past fifteen years a major emphasis has been placed on packaging complex transactions on behalf of corporate clients resulting in the creation and sale of marketable securities. The past five years has been spent on public company development. Since 1992, Mr. Klein has been self-employed through Weissgeld Capital Group, Ltd, a company he founded. In the past, he served as a director for three brokerage firms, including Yorkton Securities. He is currently a director of Spectrum Oil Corp. Mr. Klein has a degree in Applied Mathematics from the University of Waterloo, and an FCSI designation from the Canadian Securities Institute.

Director Compensation

         Directors receive no compensation for serving as directors, except that:


     o Mr. Sweis received options to purchase 250,000 shares of common stock on October 22, 1998, at an exercise price of $0.095 per share. All of Mr. Sweis ' options vested immediately upon the date of grant. The expiration date for Mr. Sweis to exercise the options is October 21, 2003. To date, Mr. Sweis has not exercised any options for shares of common stock.

     o Mr. Klein received options to purchase 250,000 shares of common stock on October 22, 1998, at an exercise price of $0.095 per share. All of Mr. Klein ' options vested immediately upon the date of grant. The expiration date for Mr. Klein to exercise the options is October 21, 2003. To date, Mr. Klein has not exercised any options for shares of common stock.


Employment Contracts

         We have entered into an employment agreement with Mr. Haffer, which provides for an initial term of three years commencing February 1, 2000 at an initial annual base salary of $230,000 plus an annual performance bonus of not less than $34,000. Any bonus in excess of $34,000 will be at the sole discretion of our Board and will not be tied to a fixed set of objective criteria. Mr. Haffer's employment agreement also contains a termination provision that requires us to pay him his annual compensation and minimum bonus amounts remaining on his three-year contract if he is terminated without cause.


         In October of 1999, we entered into a three-year employment agreement with Mr. Caldwell under which he will receive an annual salary of $48,000. Under the terms of the agreement, on May 8, 2000, Mr. Caldwell's base salary will be increased to $72,000 per year, and on November 8, 2000, Mr. Caldwell's salary will be increased to $96,000 per year. The agreement also provides for an annual performance bonus of not less than 5% of his base salary and not more than 100% of his base salary. The decision to grant the bonus and the amount of the bonus can be decided by management without the consent of our Board of Directors. We have not established a fixed set of performance criteria on which to base Mr. Caldwell's bonus amounts. Mr. Caldwell's employment agreement also contains a termination provision that requires us to pay him his annual compensation and minimum bonus amounts remaining on his three-year contract if he is terminated without cause.


         In May of 1999, we entered into a two-year employment agreement with Mr. Miller under which he will receive an annual salary of $96,000. Mr. Miller is not entitled to receive any bonuses. Under the terms of the employment agreement, we issued Mr. Miller 179,000 shares of common stock in lieu of payment of $17,000 towards a past obligation of $37,000 and the company acknowledged that we paid Mr. Miller $20,000 for the balance of these fees. Mr. Miller's employment agreement states that he is entitled to receive stock options on the same terms as those granted to our management, although the specific number of shares and other terms of the options are not specified. If Mr. Miller is terminated without cause, he will be entitled to receive his salary for a period of three months after termination.

                             EXECUTIVE COMPENSATION

         The following table summarizes information regarding the salary and bonus we paid to Mr. Haffer, our Chief Executive Officer, during the fiscal year ended September 30, 1999. Mr. Haffer was the only officer who received a salary plus bonus that exceeded $100,000 during that period.

                                Summary Compensation Table

                                                              Restricted      Securities
                                                                stock         Underlying
Name and Principal Position         Salary         Bonus        award         Options/SAR
---------------------------         ------         -----        -----         -----------
Douglas P. Haffer                   106,000          0           --             800,000
Chairman, CEO and CFO




Option Grants

         The following table sets forth information concerning grants of stock options to each of our executive officers and directors for the fiscal year ended September 30, 1999. All options were granted under the 1998 Stock Option Plan. Shareholders never approved our 1998 Stock Option Plan, and therefore, all incentive stock options granted under the 1998 Stock Option Plan are classified and taxed as non-statutory stock options.

                                                          Individual Grants


                                                      Number of      Percent of
                                                     Securities       options                            Options
                                  Fiscal Year        Underlying      granted to          Exercise       Exercised
                                   Options            Options        employees            Price           as of          Expiration
                                   Granted            Granted      from 8/22/98         ($/Share)        4/30/00           Date
                                   -------            -------      ------------         ---------        -------           ----
Douglas P. Haffer ................   1998             800,000            43%             $0.095             0            10/22/03
  Chairman, CEO & CFO                2000             800,000                            $1.62              0             2/1/05

Wayne Caldwell ...................   1999             800,000            21%             $0.63              0            10/27/05
  Vice Pres. & Secretary

Dana Miller ......................   1998             800,000            21%             $0.095             0             8/22/03
  Vice President

Ramsey Sweis .....................   1998             250,000             7%             $0.095             0            10/22/03
  Director

Robert Klein .....................   1998             250,000             7%             $0.095             0            10/22/03
  Director


         In October 1998, Mr. Haffer received an option to purchase 800,000 shares of our common stock at an exercise price of $0.095 per share. All 800,000 shares vested immediately. The expiration date is 5 years from the date of grant. The grant of shares was intended to be an incentive stock option, but our shareholders never approved the plan and; therefore, the options are being classified as non-statutory stock options. On February 1, 2000, Mr. Haffer received another option to purchase 800,000 shares of our common stock at an exercise price "at the lowest price permitted under our 1998 Stock Option Plan such that the grant or exercise of the options will not create a taxable event." All 800,000 shares vested immediately. The expiration date of the option is 5 years from the date of grant. The option will be treated as non-statutory stock options.

         In October 1999, Mr. Caldwell was granted an option for 800,000 shares of our common stock at an exercise price of $0.66 per share. All 800,000 shares vested immediately. The expiration date is five years from the date of grant.

         In October 1998, Mr. Miller received an option to purchase 800,000 shares of our common stock at an exercise price of $0.095 per share. All 800,000 shares vested immediately. The expiration date is five years from the date of grant.

         In October 1998, Mr. Sweis received an option to purchase 250,000 shares of our common stock at an exercise price of $0.095 per share. All 250,000 shares vested immediately. The expiration date is five years from the date of grant.

         In October 1998, Mr. Klein received an option to purchase 250,000 shares of our common stock at an exercise price of $0.095 per share. All 250,000 shares vested immediately. The expiration date is five years from the date of grant.

1998 Stock Option Plan

         Our Board of Directors adopted a 1998 Stock Incentive Plan in August 1998 reserving 3,000,000 shares for issuance. The Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code, to our officers and employees, and nonstatutory stock options to employees, directors and consultants. It may be administered by the Board of Directors or delegated to a committee. Shareholders never approved our 1998 Stock Option Plan, and therefore, all incentive stock options granted under the 1998 Stock Option Plan are classified and taxed as non-statutory stock options.

         The exercise price of incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of our common stock on the date of grant. However, for any employee holding more than 10% of the voting power of all classes of our stock, the exercise price will be no less than 110% of the fair market value on the date of grant. Nonstatutory stock options granted to a person who at the time the option is granted does not hold more than 10% of the voting power of all classes of our stock will have an exercise price of no less than 85% of the fair market value of the stock on the date of grant.

         Options granted to our employees will become exercisable over a period of no longer than 5 years, and no less than 20% of the shares covered will become exercisable annually. No options will be exercisable prior to one year from the date it is granted unless the Board specifically determines otherwise. In no event will any option be exercisable after the expiration of 10 years from the date it is granted, and no Incentive Stock Option granted to a holder of more than 10% of the voting power of all classes of our stock will be exercisable after the expiration of 5 years from the date it is granted.

         If an optionee's status as an employee with us terminates for any reason, other than death or disability, then the optionee may exercise Incentive Stock Options in the three-month period following such cessation. The three-month period is extended to 12-months for termination due to death or disability. In the event of a merger or consolidation in which we are not the surviving entity, or a sale of all or substantially all of our assets or capital stock, if the surviving entity does not tender to the optionees stock options or capital stock of substantially the same economic benefit as optionees unexercised options, then the Board may grant to optionees the right to exercise any unexpired options for a period of thirty days.

         The 1998 Stock Option Plan will terminate in July 2008, unless sooner terminated by the Board of Directors.


                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of April 30, 2000 and as adjusted to reflect the sale of the shares of common stock offered hereby:

     o the chief executive officer, each of the executive officers named in the summary compensation table and each of our directors;

     o   all executive officers and directors as a group;

     o each person or entity who we know beneficially owns more than 5% of our outstanding shares of common stock; and


     o each selling shareholder. We will not be selling the 5,780,916 shares owned by those shareholders.


         Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

         Applicable ownership is based on 83,445,517 shares of common stock outstanding as of April 30, 2000. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants that are presently exercisable or exercisable within 60 days of April 30, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. If any shares are issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock plan, there will be further dilution to new public investors.

         Selling shareholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.


Named Executive Officers and Directors (1)

                                      Number of          Percentage of              Number of
                                        Shares         Shares Outstanding             Shares
                                     Beneficially    Prior to         After            Being
                                        Owned        Offering        Offering         Offered
                                        -----        --------        --------         -------
Douglas P. Haffer (2).............    8,511,073        10.01           9.56
Wayne Caldwell (3)................      800,000            *              *
Dana Miller (4)...................    1,229,000         1.46           1.39
Ramsey Sweis (5)..................      250,000            *              *

                                             32



Robert Klein (6) .................      250,000            *              *
Executive Officers and
  Directors as a Group ...........   11,040,073        12.67          12.11



Name of Beneficial Owners
-------------------------
World Wide Wireless, Inc. (7)        16,120,679        19.32          18.44
c/o Lofton & Associates
3233 East Broadway
Long Beach, CA 90803

Kenn Olson (8)                        6,356,260         7.54           7.20
3233 East Broadway
Long Beach, CA  90803

TSI Technologies, Inc.                6,042,020         7.24           6.91
One Post Street, Suite 2600
San Francisco, CA  94104

Albert and Francis Kutcher            5,180,300         6.21           5.92
12052 Linda Flora Drive
Ojai, CA  93023


Name of Selling Shareholder
---------------------------
Patrick McCleary                        350,000            *              *             350,000
1215 Wildwood Road
Boulder, CA  80303

Darryl Pohl                           1,400,000         1.68              *           1,400,000
c/o Solomon Smith Barney
2420 NW Professional Drive,
Suite 200
Corvallis, OR  97330

Ridge Capital Associates LLC          1,818,182         2.18              *           1,818,182
1688 Meridian Avenue, Suite 801
Miami Beach, FL  33139

Behrooz Sarafraz                      2,182,500         2.62           1.42           1,000,000
2 Mariposa Court
Tiburon, CA  94920


Chalmers R. Jenkins (9)                 400,000            *              *             400,000
10727 E. San Salvador Drive
Scottsdale, AZ  85228


Joseph W. Hubbard                        20,000            *              *              20,000
26573 Basswood
Rancho Palos Verdes, CA  90274

                                             33




Continental Capital & Equity
Corporation (10)                        210,000            *              *             210,000
195 Wekiva Springs Road, Suite 200
Longwood, FL  32779

Credit Bancorp (11)                     482,734            *              *             482,734
1144 Hooper Avenue Suite 203
Toms River, NJ 08753

Union Atlantic LC (12)                  100,000            *              *             100,000
3300 PGA Blvd., Suite 810
Palm Beach Gardens, FL  33410


---------------
     *   Less than 1%.

     (1) The address for each of the named executive officers and directors is c/o World Wide Wireless Communications, Inc., 520 Third Street, Suite 101, Oakland, CA 94607.

     (2) Includes 1,600,000 shares subject to options that are immediately exercisable.

     (3) Includes 800,000 shares subject to options that are immediately exercisable.

     (4) Includes 800,000 shares subject to options that are immediately exercisable. In addition, we are informed that Mr. Miller is entitled to receive 250,000 shares of our common stock which are presently held by World Wide Wireless, Inc. and have included those shares in the table.

     (5) Includes 250,000 shares subject to options that are immediately exercisable.

     (6) Includes 250,000 shares subject to options that are immediately exercisable.

     (7) We believe that Michael Lynch is a majority owner of World Wide Wireless, Inc. and TSI Technologies, Inc. Mr. Lynch is not an officer or director of our company. No officer or director of either World Wide Wireless, Inc. or TSI Technologies is an officer of our company.

     (8) Includes 800,000 shares that Mr. Olson may be entitled to receive upon the exercise of a stock option he was granted while he was an officer and director.

     (9) Consists of 400,000 shares issuable to Mr. Jenkins in connection with a settlement agreement between Mr. Jenkins and us.

    (10) Includes 100,000 shares issuable upon the exercise of options to purchase shares at $3.25 per share and 100,000 shares issuable upon options to purchase shares at a price of $4.25 per share.

    (11) Consists of shares issuable upon conversion of principal and interest owing under a convertible subordinated debenture. The operations of Credit Bancorp have been suspended and a receiver has been appointed for that corporation. The receiver has notified us that it wishes to exercise Credit Bancorp's registration rights and thereby convert principal and interest owing under the debenture.

                                       34



    (12) Consists of 100,000 shares of common stock issuable upon an exercise of a warrant to purchase shares at a price of $3.23 per share.

         Mr. Jenkins was our Chief Operating Officer from May through November 1999. Behrooz Sarafraz has acted as an independent consultant for us periodically during the previous three years. Continental Capital & Equity Corporation has provided public relations services for us. Union Atlantic LC assisted us in locating the investors who subsequently purchased the units in the unit offering.

                       CERTAIN RELATED PARTY TRANSACTIONS

         As of September 1999, other than employment agreements and stock option plans, there have been no transactions to which we were a party involving $60,000 or more and in which any director, executive officer or holder of more than five percent of our capital stock had a material interest.


                            DESCRIPTION OF SECURITIES

Common Stock

         Our articles of incorporation authorize us to issue a maximum of 100,000,000 shares of common stock, $0.001 par value. As of April 30, 2000, there were 83,445,517 shares of common stock outstanding. Owners of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders, except that, upon giving the legally required notice, shareholders may cumulate their votes in the election of directors. Subject to the rights of any holders of preferred stock, the owners of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of our business, the common stock shareholders are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and preferences to holders of preferred stock. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

         We have reserved 3,000,000 shares of common stock that have been reserved for issuance under our 1998 Stock Option Plan. In addition, we are obligated to issue 3,600,000 shares of common stock pursuant to the terms of common stock purchase warrants, dated April 14, 2000, 304,000 shares of common stock pursuant to the terms of warrants to be issued as of the date of this prospectus, and additional shares of common stock to be issued pursuant to 4% Convertible Debentures described below to the unit investors.

Preferred Stock


         Our certificate of incorporation does not presently authorize us to issue any class of stock other than common stock. Pursuant to the terms of a Securities Purchase Agreement, dated April 14, 2000, between us and various investors to whom we refer as unit investors in this prospectus, we are required to submit for shareholder approval an amendment to our certificate of incorporation that authorizes us to issue preferred stock. The Securities Purchase Agreement further states that our Board of Directors will authorize the creation and issuance of a maximum of 1,310 shares of series A preferred stock following the approval of that amendment by the shareholders and upon the our receipt of payment of $1,000 per share from those investors listed in the Securities Purchase Agreement. The unit investors may purchase the series A preferred stock at any time after the date the series A preferred stock is authorized, and must purchase the series A preferred stock after we a registration statement is declared effective with regard to the shares of common stock the unit investors may purchase pursuant to the Securities Purchase Agreement.


         The series A preferred stock will have a par value of $0.01 per share and a stated value of $1,000 per share. The series A preferred stock will be convertible at any time into a number of shares of common determined by dividing the stated value of the series A preferred stock by the conversion price for those shares. The conversion price shall be the lesser of 110% of the average of the closing trading prices of the common stock per share for the five trading days prior to the date on which the series A preferred stock was originally issued or 85% of the average of the closing trading prices of the common stock for five days immediately prior to the date of conversion. If any shares of series A preferred stock have not been converted prior to April 2005, then all remaining shares of series A preferred stock shall be automatically converted on that date as if the holder voluntarily elected to convert those shares.

         Holders of the series A preferred stock shall be entitled to receive a dividend, payable in cash at a rate of 4% per annum of the stated value of the series A preferred stock. Dividends are payable semi-annually and accrue if not paid. The liquidation preference on the series A preferred stock is equal to the stated value per share. This payment shall be prior to any payment we make to the holders of our common stock or other shares of stock which are junior to the series A preferred stock.

         We must receive approval of our shareholders before we can amend our certificate of incorporation to allow for the creation of the series A preferred stock. If we do not obtain that approval for any reason, the investors shall be entitled to purchase additional 4% Convertible Debentures with an aggregate principal amount of $1,310,000 instead of the series A preferred stock.

Warrants/Options


         We have issued warrants to purchase an aggregate of 3,600,000 shares to the unit investors. In addition, the unit investors the right to acquire warrants to purchase an additional 1,440,000 shares of common stock as of the date of this prospectus. The warrants allow the holders to purchase shares of our common stock at a price of $3.23 per share. The warrants allow for the holders to exercise their warrants without the payment of cash by surrendering shares otherwise purchasable upon exercise of the warrant with a fair market value equal to the exercise price for the shares they are purchasing. The exercise price is subject to adjustments if we declare a stock split or dividend of our common stock and will be adjusted lower on a weighted average basis if we issue shares of our common stock at below the exercise price of the warrant then in effect. The warrants are exercisable when issued and have a term of five years.

         We have also agreed to issue to Continental Capital & Equity Corporation an option to purchase 100,000 shares of common stock at a price of $3.25 per share and an option to purchase 100,000 shares at a price of $4.25 per share pursuant to a letter agreement dated March 16, 2000. We have agreed to issue to Union Atlantic LC a warrant to purchase 100,000 shares of common stock at a price of $3.23 per share. Both Continental Capital & Equity Corporation and Union Atlantic LC are selling shareholders.


Subordinated Debentures

         We have issued 4% Convertible Subordinated Debentures to the unit investors with a principal amount of $1,312,000. These debentures require the payment of interest at a rate of 4% per annum, payable semi-annually, and principal is due and payable on April 14, 2005. The unit investors may convert principal and interest owing under the debentures at any time at a conversion price equal to the lesser of 110% of the average of the closing trading prices of the common stock per share for the five trading days prior to the date on which the debentures were issued or 85% of the average of the closing trading prices of the common stock for five days immediately prior to the date of conversion. During the first six months after the debentures were issued, the conversion price may not be less than $2.00 per share and, during the following six months, will not be less than $1.27 per share. However, if our revenues for the 12 month period ended December 31, 2000 are less than $13,500,000, there will be no minimum exercise price. There will be no minimum exercise price following the end of the second six-month period in any event.

         The Securities Purchase Agreement provides that we must issue additional debentures to the investors with the same terms if the investors make a subsequent investment and if our shareholders do not approve the amendment to our certificate of incorporation to allow for the creation of preferred stock. If this occurs, we could be obligated to issue notes with an aggregate principal amount of $1,312,000 to these investors.

Registration Rights

         We have entered into a registration rights agreement, dated April 14, 2000, with the unit investors which requires that we file a registration statement with the SEC to register under the Securities Act all shares of common stock issued to them or issuable upon the conversion of the subordinated debentures and the series A preferred stock (if any is issued) and exercise of the common stock purchase warrants. We are obligated to file a registration statement for the shares by May 29, 2000. The registration rights agreement provides that we must pay all expenses incurred in the registration and certain expenses of the selling shareholders, including up to $25,000 in the legal fees of counsel the selling shareholders retain. We are obligated to keep the registration statement effective with respect to those shares until those shares are sold or until those shares may be sold pursuant to Rule 144(k) of the Securities Act. Unless all shares are sold prior to that time, this will require that the registration statement will need to remain effective for a period of at least two years under present SEC rules.

         The registration rights agreement provides that we must pay the unit investors liquidated damages equal to 2% of the outstanding subordinated debentures and series A preferred stock if certain events occur. Principal among these events are:



     o If the SEC does not declare the registration statement for the registration of the unit investors' shares effective by August 12, 2000;

     o   If our common stock is delisted from the OTCBB;

     o If the shareholders do not approve of the creation of the series A preferred stock by July 15, 2000.

         We have entered into a registration rights agreement with Credit Bancorp pursuant to which we have agreed to register shares of common stock issuable upon the conversion of a convertible subordinated debenture issued to Credit Bancorp. The agreement grants Credit Bancorp so-called piggy-back registration rights only, which means that we are obligated to include their shares in registrations which we are filing for public offerings of securities but does not otherwise require us to register their shares under the Securities Act. The government appointed receiver of Credit Bancorp has notified us that it wishes to exercise these registration rights in connection with this offering and is one of the selling shareholder.

         Pursuant to a settlement  agreement into which we entered with Chalmers
R. "Bud" Jenkins, one of our former officers, we agreed to register the 400,000 shares issuable to him. Mr. Jenkins is included as a selling shareholder and he may sell his shares under this prospectus. We have entered into written or oral agreements with all of the other selling shareholders pursuant to which we have agreed to register the shares they own or may purchase on the exercise of outstanding options under the Securities Act.

Transfer Agent

         The transfer agent for our common stock is Manhattan Transfer Register Co., Post Office Box 361, Holbrook, New York, 11741-0361.

                           PRICE RANGE OF COMMON STOCK

         Our common stock has been traded on the OTCBB from January 1998 to present. The security traded under the symbol UPPI from October 1997 through July 1998. However, there were no inside quotes reported for 1997. The market for our common stock has often been sporadic and limited.

         The following table sets forth in the periods indicated the range of high and low bid prices per share of our common stock traded as reported by the OTCBB.


          Quarter End                  Low Bid                        High Bid
          -----------                  -------                        --------
            3/31/98                      0.25                           1.31
            6/30/98                      0.25                           2.05
            9/30/98                      0.11                           0.60
            12/31/98                     0.09                           0.51
            3/31/99                      0.12                           0.51
            6/30/99                      0.25                           3.97
            9/30/99                      0.875                          1.73
            12/31/99                     0.62                           2.01
            3/31/00                      1.06                           7.78


         Since our shares began trading on the OTCBB in 1997, the prices for our shares have fluctuated widely. There may be many factors which may explain these variations, but we believe that among these factors include the following:

     o   the demand for our common stock;

     o   the number of market makers for our common stock;

     o developments in the market for broadband Internet access and wireless transmission in particular; and

     o   changes in the performance of the stock market in general.

         In recent years, the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many telecommunications, Internet and emerging growth companies such as ours, which may be unrelated to the operating performances of the specific companies. Companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we become the object of securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources and have an adverse effect on our business, financial condition and results of operations. In addition, holders of shares of our common stock could suffer substantial losses as a result of fluctuations and declines in the stock price.


         The trading of our shares is subject to limitations set forth in Rule 15g-9 of the Securities Exchange Act. This rule imposes sales practice requirements on broker-dealers who sell so-called penny stocks to persons other than established customers, accredited investors or institutional investors. Accredited investors are generally defined to include individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses during the previous two years and expected annual income of that amount during the current year. For sales of shares to other persons broker-dealers must make special suitability determinations, must obtain the written consent of the purchaser to the sale prior to consummating the sale and is generally prohibited from making cold-calls or other unsolicited inquiries to purchasers without complying with these rules. These rules may adversely affect the ability broker-dealers and others to sell our shares or to sell shares in the secondary market.

                              PLAN OF DISTRIBUTION

         We are offering our shares directly to the public as direct placement or distribution. There is no minimum number of shares that must be sold. There can be no assurance that all of the shares offered will be sold. Accordingly, investors will bear the risk that we will accept subscriptions for less than 4,000,000 shares and then be unable to successfully complete all of the anticipated uses of the proceeds of this offering. If fewer than 4,000,000 shares are sold, our business, financial condition, and results of operations could be adversely affected.

         Funds from this offering will not be placed in an escrow or trust account and will be available for use as the funds are received. The minimum investment per shareholder is $4,500 for 1,000 shares of stock. There is no maximum investment per shareholder. In order to purchase shares, you must represent to us in writing that the amount of your investment does not exceed 10% of your net worth and you meet one of the following requirements:

     o Your income last year was at least $50,000 and your net worth was at least $75,000, or

     o   You net worth was at least $150,000, excluding the value of your home.

         For the purpose of calculating your net worth, you should not take into account the value of your home, automobiles or household furnishings.


         The shares will initially be sold through our executive officers who will not receive commissions and who will be registered as sales representatives where required under state securities laws. We currently intend to solicit prospective investors directly through in-person communications only. We currently do not have a broker-dealer involved with the sale of our shares; however, we anticipate obtaining a broker-dealer to sell our shares on a best efforts basis. If we do determine to use a broker-dealer, we anticipate paying that broker-dealer a commission of a maximum of 12% of the investment funds that broker obtains. Any selected broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act. Prior to the involvement of any broker-dealer in the offering, that broker must obtain a no objection position from the NASD regarding the contemplated underwriting compensation and arrangements.


         This offering will begin as of the effective date of this prospectus and continue for twelve months or such earlier date as we may terminate the offering. If this offering terminates, all subscription payments that we have not accepted will be promptly returned. Investors may subscribe for the shares by executing a subscription agreement and delivering that agreement to us plus the purchase price for the shares to World Wide Wireless Communications, Inc., 520 Third Street, Suite 101, Oakland, California 94607.

         We are not participating in the offering of any of the shares which the selling shareholders are selling. None of the selling shareholders have informed us of any arrangements into which they have entered with respect to the sale of their shares. The selling shareholders are not limited to selling their shares at the offering price set forth in this prospectus, but rather may sell their shares at such prices as they choose in their discretion. The selling shareholders are not obligated to sell any specific number of their shares in this offering.

         The selling shareholders may effect the sale or distribution of their shares directly to purchasers from time to time on the OTCBB at prices and at terms prevailing at the time of sale. The shares may be sold by one or more of the following methods:

     o a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and
         resell  a  portion  of  the  block  as  principal  to  facilitate   the
         transaction;

     o purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus;

     o an over-the-counter distribution in accordance with the rules of the OTCBB;

     o in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

     o in transactions otherwise than on any stock exchange or in the over-the-counter market; or

     o   pursuant to Rule 144 of the SEC.

         The selling shareholders may effect any of these transactions at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as the selling shareholder determines, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers. We can provide you with no assurance that any of the selling shareholders will sell any or all of the shares they offer. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.


                                  LEGAL MATTERS

         Certain legal matters in connection with the common stock being offered hereby will be passed upon by Evers & Hendrickson LLP, 155 Montgomery Street, 12th Floor, San Francisco, California 94104.


                                     EXPERTS

         The summary financial data for the years ended September 30, 1998 and 1999 have been derived from the Financial Statements and Notes to Financial Statements, audited by Reuben E. Price & Co., San Francisco, independent auditors. These financial statements are included in reliance upon the authority of that firm as an expert in accounting and auditing.


                             ADDITIONAL INFORMATION

         A registration statement on Form SB-2, including amendments, relating to the shares offered has been filed with the Securities and Exchange Commission, Office of Small Business Policy, Washington,

D.C. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements made in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each statement about those contracts and other documents is qualified in all respects by that reference.

         Following the offering, we will become subject to the reporting requirements of the Securities Exchange Act of 1934. In accordance with that law, we will be required to file reports and other information with the SEC. The registration statement and exhibits and schedules, as well as those other reports and other information when so filed, can be inspection without charge and copies, at proscribed rates, at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0300. In addition the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other documents filed electronically with the Commission, including the registration statement.

         We intend to furnish our shareholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                             Reuben E. Price & Co.
                         Public Accountancy Corporation
                               703 Market Street
                            San Francisco, CA 94103





                                                    INDEPENDENT AUDITORS' REPORT


Board of Directors
World Wide Wireless Communications, Inc.

We have audited the accompanying balance sheet of World Wide Wireless Communications, Inc. (A Development Stage Company), as of September 30, 1999, and the related statements of operations, statements of cash flows, and statements of stockholders' equity for the years September 30, 1999 and 1998, and from inception on September 1, 1994 through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Wide Wireless Communications, Inc. as of September 30, 1999 and the results of its operations, cash flows, and stockholder's equity for the years September 30, 1999 and 1998, and from inception on September 1, 1994 through September 30, 1999 in conformity with generally accepted accounting principles of the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has been in the development stage since its inception on September 1, 1994, and has suffered recurring losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations, the outcome of which cannot be determined at this time. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Reuben E. Price & Co.
January 24, 2000

Except for Note 11 as to which the date is May 15, 2000.

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                                  Balance Sheet

                                     Assets
                                     ------
                                                              September 30, 1999
                                                              ------------------
Current Assets:
     Cash and cash equivalents                                   $   275,082
     Prepaid and other                                                62,740

        Total Current Assets                                         337,822
                                                                 -----------

Fixed Assets:
     Furniture, fixtures and equipment                                74,906
     Leasehold improvements                                          261,478
     Accumulated depreciation and amortization                       (13,506)
                                                                 -----------

        Total Fixed Assets                                           322,878
                                                                 -----------

Other Assets:
     Option on Frequency Licenses                                    500,000
     Rental Deposit                                                   20,077

        Total Other Assets                                           520,077
                                                                 -----------

           Total Assets                                          $ 1,180,777
                                                                 ===========

                      Liabilities and Stockholders' Equity

Current Liabilities:
     Accrued expenses                                            $   491,468
                                                                 -----------

           Total Current Liabilities                                 491,468
                                                                 -----------

Long-Term Liabilities:
     Loan Payable                                                    328,000
                                                                 -----------

           Total Long-Term Liabilities                               328,000
                                                                 -----------

                Total Liabilities                                    819,468
                                                                 -----------

Commitments and Contigencies                                            --

Stockholders' Equity:
     Common stock, par value $ .001 per share,
        100,000,000 shares authorized, 71,183,943 issued
          and outstanding at September 30, 1999                       71,184
     Additional paid-in capital                                    7,049,266
     Deficit accumulated during development stage                 (6,759,141)
                                                                 -----------

       Total Stockholders' Equity                                    361,309
                                                                 -----------

           Total Liabilities  and Stockholders' Equity           $ 1,180,777
                                                                 ===========

   The accompanying notes are an integral part of these financial statements


                     World Wide Wireless Communications Inc.
                          (A Development Stage Company)
                            Statements of Operations
                                                                                Cumulative
                                                                                  from
                                                                              Inception on
                                              For the Year    For the Year  September 1, 1994
                                                 Ended          Ended            through
                                              September 30,   September 30,   September 30,
                                                  1999           1998             1999
                                              ------------    ------------    ------------
Revenues                                      $       --      $        --     $        --
                                              ------------    ------------    ------------


General & Administrative Expenses               (2,383,330)       (353,075)     (6,765,842)
                                              ------------    ------------    ------------

Total Operating Expenses                        (2,383,330)       (353,075)     (6,765,842)
                                              ------------    ------------    ------------


Operating Loss                                  (2,383,330)       (353,075)     (6,765,842)


Rental Income                                            0           6,701           6,701
                                              ------------    ------------    ------------


Net Loss                                      $ (2,383,330)   $   (346,374)   $ (6,759,141)
                                              ============    ============    ============

Basic Loss Per Share                          $      (0.04)   $      (0.01)
                                              ============    ============

Basic Weighted Average Shares Outstanding       56,113,645      39,330,520
                                              ============    ============

Diluted Loss Per Share                        $      (0.04)   $      (0.01)
                                              ============    ============

Diluted Weighted Average Shares Outstanding     56,411,173      39,330,520
                                              ============    ============

    The accompanying notes are an integral part of these financial statements


                                    World Wide Wireless Communications, Inc.
                                         (A Development Stage Company)
                                            Statements of Cash Flows
                                                                                                   Cumulative
                                                                                                      From
                                                         For the Year        For the Year         Inception on
                                                             Ended              Ended           September 1, 1994
                                                          September 30,       September 30,          Through
                                                             1999                1998          September 30, 1999
                                                        ----------------   -----------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss                                            $(2,383,330)         $  (346,374)         $(6,759,141)
     Adjustments to reconcile net loss from operations
       to net cash used by operating activities:
        Common stock issued for services                     615,996               30,400              646,396
        Depreciation and amortization expense                 13,506                 --                 13,506
     Changes in operating assets and liabilities:
        (Increase) in prepaid and other                      (62,740)                   0              (62,740)
        (Increase) in other assets                           (20,077)                   0              (20,077)
        Increase  in accrued expenses                          4,321                1,194              491,468
                                                         -----------          -----------          -----------

        Net Cash (Used) by Operating Activities           (1,832,324)            (314,780)          (5,690,588)
                                                         -----------          -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
        (Increase) in fixed assets                          (336,384)                   0             (336,384)
        (Increase) in option on frequency licenses          (500,000)                   0             (500,000)
                                                         -----------          -----------          -----------

        Net Cash (Used) by Investing Activities             (836,384)                   0             (836,384)
                                                         -----------          -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from loan                                      328,000                    0              328,000
     Proceeds from issuance of common stock                2,614,074              316,451            6,474,054
                                                         -----------          -----------          -----------

        Net Cash Provided by Financing Activities          2,942,074              316,451            6,802,054
                                                         -----------          -----------          -----------

NET INCREASE IN CASH AND
     CASH EQUIVALENTS                                        273,366                1,671              275,082

CASH AND CASH EQUIVALENTS
     AT BEGINNING OF PERIOD                                    1,716                   45                    0
                                                         -----------          -----------          -----------

CASH AND CASH EQUIVALENTS
     AT END OF PERIOD                                    $   275,082          $     1,716          $   275,082
                                                         ===========          ===========          ===========

SUPPLEMENTAL DISCLOSURES OF CASH
     FLOW INFORMATION
        Interest paid                                    $      --            $      --            $      --
        Income taxes paid                                $      --            $      --            $      --


                   The accompanying notes are an integral part of these financial statements

                                    World Wide Wireless Communications, Inc.
                                         (A Development Stage Company)
                                       Statements of Shareholders' Equity

                                                      Common Stock (1)                 Deficit
                                          ----------------------------------------   Accumulated
                                                                        Additional     during
                                                                         Paid-in     Development      Total
                                             Shares         Amount       Capital        Stage         Equity
                                           -----------   -----------   -----------   -----------    -----------
Inception, September 1, 1994                      --            --     $      --     $      --      $      --

Common stock issued to founders             33,774,781        33,775          --            --           33,775

Net loss for the fiscal year ended
 ended September 30, 1995                         --            --            --          (5,721)        (5,721)
                                           -----------   -----------   -----------   -----------    -----------

Balance September 30, 1995                  33,774,781        33,775             0        (5,721)        28,054

Common stock issued for cash
  at $2.65 a share                             994,639           994       712,206          --          713,200

Net loss for the fiscal year ended
 September 30, 1996                               --            --            --        (773,097)      (773,097)
                                           -----------   -----------   -----------   -----------    -----------

Balance September 30, 1996                  34,769,420        34,769       712,206      (778,818)       (31,843)

Common stock issued for cash:
  At $2.65 a share                              61,610            62        44,138          --           44,200
  At $4.69 a share                           2,168,963         2,169     2,747,831          --        2,750,000

Net loss for the fiscal year ended
 September 30, 1997                               --            --            --      (3,250,619)    (3,250,619)
                                           -----------   -----------   -----------   -----------    -----------

Balance September 30, 1997                  36,999,993        37,000     3,504,175    (4,029,437)      (488,262)

Issuance of common stock in
reorganization                               8,024,000         8,024        15,781          --           23,805

Common stock issued in private placement
between $.0667 and $.25 per share            2,100,000         2,100       292,900          --          295,000

Common stock issued for services               218,000           218        30,182          --           30,400

Net loss for the fiscal year ended
 September 30, 1998                               --            --            --        (346,374)      (346,374)
                                           -----------   -----------   -----------   -----------    -----------

Balance September 30, 1998                  47,341,993        47,342     3,843,038    (4,375,811)      (485,431)

Common stock issued in private placement
between $.05 and $.435 per share            19,303,950        19,304     2,594,770          --        2,614,074

Common stock issued for services             4,538,000         4,538       611,458          --          615,996

Net loss for the fiscal year ended
  September 30, 1999                              --            --            --      (2,383,330)    (2,383,330)
                                           -----------   -----------   -----------   -----------    -----------

Balance, September 30, 1999                 71,183,943   $    71,184   $ 7,049,266   $(6,759,141)   $   361,309
                                           ===========   ===========   ===========   ===========    ===========

(1) The common stock information has been retroactively restated to give effect to the reorganization of May 7, 1998 (See Note 2 to the financial statements).

                   The accompanying notes are an integral part of these financial statements

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization


         The financial statements presented are those of World Wide Wireless Communications, Inc., (the Company) (a development stage company). The Company, incorporated in Nevada, is engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Distributed Wireless Call Processing System technology.


         Basic and Diluted Net Loss Per Share

         The calculation of basic and diluted net loss per share is in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

         Cash Equivalents

         For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Balances in bank accounts may, from time to time, exceed federal insured limits.

         Comprehensive  Income,  Statement of Financial Accounting Standards No.
         130

         The Company will account for components of other comprehensive income in accordance with Statement of Financial Accounting Standards No. 130. As of the statement date the Company has no material components of other comprehensive income.

         Income Taxes


         The Company accounts for income taxes using Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this statement, an assets and liability based approach is used in accounting for income taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.


         Fixed Assets

         Furniture, fixtures and equipment are depreciated over their useful lives of 5 to 10 years, using the straight-line method of depreciation.

         Leasehold   improvements  are  amortized  over  a  5-year  period  that coincides with the initial period of the lease, using the straight-line method of amortization.

         Intangible assets are amortized over their useful lives, using the straight-line method of depreciation.

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Long-Lived Assets

         The Company reviews its long-lived assets on an annual basis to determine any impairment in accordance with Statement of Financial Accounting Standards No. 121.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         For cash and cash equivalents and accrued expenses, the carrying amounts in the Balance Sheet represent their fair market value. The carrying amount of the loan payable approximates fair value because of similar current rates at which the Company could borrow funds with consistent remaining maturities.


NOTE 2 - BASIS OF PRESENTATION

         On May 7, 1998, the Company entered into a reverse merger transaction, whereby it acquired control of a public shell. The reorganization resulted in the issuance of 36,999,993 shares of common stock, representing 82.2% of the total shares outstanding. The value of $21,451 assigned to the 8,024,000 shares, or 17.8% retained by the public shell shareholders, represents the net assets acquired from the public shell. The reorganization was accounted for as a reverse merger under the purchase method.


NOTE 3 - GOING CONCERN/DEVELOPMENT STAGE

         The Company has been in the development stage since its formation on September 1, 1994. It is primarily engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Distributed Wireless Call Processing System technology.

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         The Company has experienced losses since inception, and had an accumulated deficit of $6,759,141 at September 30, 1999. Net losses are expected for the

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999

NOTE 3 - GOING CONCERN/DEVELOPMENT STAGE (CONT'D)


         foreseeable future. Management plans to continue the implementation of its business plan to place the Company's assets in service to generate related revenue. Simultaneously, the Company is continuing to secure additional capital through sales of common stock through the current operating cycle.

NOTE 4 - COMMITMENTS AND CONTIGENCIES

         Litigation

         On April 12, 1999, the Company, under terms of a Settlement and General Release, issued 825,000 shares of common stock to a former director and a former employee for compensation, approximating $81,000, at a per share price of $0.098. This per share price is in line with the sale of common stock for cash at this period of time.

         On May 25, 1999, the Company, under terms of a Compromise and Settlement Agreement, issued 750,000 shares of common stock to cover approximately $310,000 of various outstanding obligations of the Company to Corporate Solutions, LLC for services rendered, at a per share price of $0.40. This per share price is line with the sale of common stock for cash at this period of time.


         In November 1998, the Company and its predecessor affiliates filed an action against the lessor of its leases for the Concord and San Diego, California multipoint distribution service (MDS) channels. The complaint alleged breach of contract as well as intentional and negligent interference with prospective economic advantage. The Company also sought a preliminary injunction as a result of the lessor's assertion that the predecessor companies and the Company were in default on said leases. The Superior Court of California for the County of Los Angeles issued a preliminary injunction against the lessor to restrain it from taking any further action against the Company and its predecessors. Thereafter, the lessor cross-complained against the Company and its predecessors alleging breach of contract. The preliminary injunction of the Company against the lessor remained in effect until December 9, 1999, when a settlement agreement was signed.


         The settlement provided for the Company to pay $27,375 to the lessor, relating to lease obligations. This amount is recorded as an expense in the financial statements for the fiscal years ended September 30 1998 and 1999. The Company further agreed to sign a consulting agreement with the lessor for one year, whereby the Company will issue the equivalent of $20,000 of its restricted common stock, the value of which is to be computed at 80% of the market value of the Company's unrestricted shares. Additionally, under this consulting agreement, the Company agreed to execute a promissory note in favor of the lessor in the amount of $40,000, payable at $1,000 per month, commencing December 1, 1999, with a final payment of $28,000 on December 1, 2000.

         The Company borrowed from Credit Bancorp $328,000 in August 1999 and $412,000 in October 1999. The terms of this loan are 7% interest per annum payable,

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999


NOTE 4 - COMMITMENTS AND CONTIGENCIES (CONT'D)

         Litigation  (Cont'd)

         semiannually on the last day of February and September, with the principal due September 30, 2002. On August 26, 1999, the Company filed suit against Credit Bancorp, in U.S. District Court in San Francisco, regarding improprieties on the part of Credit Bancorp relating to the August 1999 loan. The case was settled on October 11, 1999. As part of the settlement agreement, Credit Bancorp agreed to convert the original loans granted to the Company to a convertible debenture in the amount of $740,000. On October 11, 1999, the Company issued a convertible unsecured debenture for $740,000 to Credit Bancorp in settlement of this obligation. The terms of this convertible unsecured debenture are 7% interest per annum payable semiannually on the last day of February and September, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest of this debenture are convertible at any time at the conversion price of $1.60 per share of unregistered, restricted shares of the Company's stock, adjusted for any stock splits.

         In November 1999, the Securities and Exchange Commission (SEC) filed suit against Credit Bancorp alleging violations of various securities laws in connection with its actions in relation to the Company (and others), and seeking various forms of relief including disgorgement of its illegal gains. At this time, management believes that if the suit is successful, certain benefits may accrue to the Company, including the cancellation of the $740,000 convertible debenture.

         Operating Leases

         The Company's office space at One Post Street, San Francisco, was leased on a month to month basis. The Company vacated these offices on August 31, 1999. The actual rent paid, for the fiscal year ended September 30, 1999, was $22,341.

         In April 1999, the Company entered into a 5-year lease for approximately 6,000 square feet of office space in Jack London Square, Oakland, California. The lease commenced on June 5, 1999. The triple net rental agreement is for $10,038 per month during the first year, with a rental deposit of $20,077 shown as an Other Asset on the financial statements. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to the Company for leasehold improvements paid by the Company. The Company commenced its occupancy of this space on September 1, 1999. The minimum annual rent is $120,456 for the fiscal years ended September 30, 2000, 2001, 2002 and 2003, and $81,642 for
         the period October 1, 2003 to June 4, 2004.

         The Company leases (under assignment) all of the channel capacity for certain multipoint distribution service (MDS) and multi-channel multipoint distribution service (MMDS) channels from three carriers that are licensed by the FCC as specified in 47 C.F.R. Paragraph 21.901(b). These MDS/MMDS leases provide for a monthly lease fee of 2% of gross subscriber revenue or a minimum monthly rental aggregating approximately $1,150. The minimum aggregate annual rent is $13,800 for 1999, $67,160 for 2000, and $9,500 for 2001, adjusted annually by changes in the Consumer Price Index. Each of the leases contain three ten-year renewal options,

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999

NOTE 4 - COMMITMENTS AND CONTIGENCIES (CONT'D)

         Operating Leases(Cont'd)

         and an option to purchase each license for $225,000, adjusted upon changes in the Consumer Price Index since lease inception.

         In conjunction with the MDS/MMDS licenses, the Company has acquired (under assignment) transmission sites in the geographical areas covered by the licenses. These site leases have varying terms and conditions, and at September 30, 1999, the minimum annual rental is $42,000 per fiscal year ending September 30, 2000 through 2004.


         The company has based eight Instructional Television Fixed Service channels for use as MMDS channels from the Shekinah Network, as described more fully in Note 5 below. These leases provide for a monthly lease fee of 5% of gross system receipts, with a minimum of $500 per channel. The minimum aggregate annual fee is $48,000 per fiscal year ending September 30, 2000 through 2004.


         Rents paid for fiscal years ended September 30, 1999 and 1998 are as follows:

                                                         1999       1998
                                                       --------   --------
               Former office location, San Francisco   $ 22,341   $ 10,163
               Current office location, Oakland          38,814          0
               Distribution service channel leases       21,300      2,859
               Transmission sites                        42,000     10,406
                                                       --------   --------
               Total                                   $124,455   $ 23,428
                                                       ========   ========

         The minimum annual rentals under current lease  obligations  for future fiscal years ended September 30 are as follows:
                                        2000       2001       2002       2003       2004    Remainder
                                      --------   --------   --------   --------   --------  ---------
Current office location, Oakland      $120,456   $120,456   $120,456   $120,456   $ 81,842    None
Shekinah channels                       48,000     48,000     48,000     48,000     48,000    None
Distribution service channel leases     67,160      9,500          0          0          0    None
Transmission sites                      42,000     42,000     42,000     42,000     42,000    None
                                      --------   --------   --------   --------   --------    ----
Total                                 $277,616   $219,956   $210,456   $210,456   $171,842    None
                                      ========   ========   ========   ========   --------    ====



NOTE 5 - STOCKHOLDERS EQUITY


         During the fiscal year ended September 30, 1999, the Company sold 19,303,950 shares of its common stock for net cash proceeds of $2,614,074 and issued 4,538,000 shares of its common stock for services at an aggregate value of $615,996. Stock issued for services was at the cash price for the shares at the time of issuance.

         During the fiscal year ended September 30, 1998, the Company sold 2,100,000 shares of its common stock for net cash proceeds of $295,000 and issued 218,000 shares of its common stock for services at an aggregate value of $30,400. Stock issued for services was at the cash price for the shares at the time of issuance.

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999

NOTE 6 - OPTION ON FREQUENCY LICENSES

         On November 25, 1998, the Company entered into an option agreement with Shekinah Network to pay $500,000 for a non-refundable option to lease eight Instructional Television Fixed Service (ITFS) channels for the Company's high-speed wireless internet connections, as authorized by the Federal Communication Commission (FCC), as well as an exclusive option to lease excess capacity on Shekinah's remaining thirty-two ITFS channels, as they become available. The monthly minimum transmission fee to be paid to Shekinah for each license or application optioned, will be five percent (5%) of the gross system receipts or five hundred dollars, whichever is greater. Amortization of the licenses will begin when the available channels are placed in service, which management expects to begin during the year 2000.


         ITFS licenses can only be owned by FCC approved educational, religious or non-profit entities. In the event FCC rules and regulations change to allow commercial companies to own these licenses or the Company establishes an educational, religious or non-profit affiliate, the agreement also provides the Company an option to pay Shekinah $150,000 per-market or channel group on an individual basis or $3,500,000 for all forty channels. The option period extends for ten years, with three additional ten-year term renewals.

NOTE 7 - INCOME TAXES

         A reconciliation between the actual income tax benefit and the federal statutory rate follows:

                                            Fiscal years ended September 30,
                                                  1999             1998

                                           Amount       %    Amount       %
         Computed income tax benefit at
            statutory rate                $810,332     34%  $117,767     34%


         Valuation Allowances             -810,332    -34%  -117,767    -34%
                                          ----------------------------------


         Income tax benefit                   None             None
                                              ----             ----

         At September 30 1999, the Company had a net operating loss carryforward for federal tax purposes of approximately $6,760,000 which if unused to offset future taxable income, will expire between the years 2010 to 2019, and approximately $2,154,000 for state tax purposes, which will expire if unused in 2004 and 2005. A valuation allowance has been recognized to offset the related deferred tax assets due to the uncertainty of realizing any benefit therefrom. During 1999 and 1998, no changes occurred in the conclusions regarding the need for a 100% valuation allowance in all tax jurisdictions.

         Under section 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards is limited after an ownership change, as defined, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax exempt rate in effect for any month in the 3 calendar month period ending in the calendar month in which the ownership change occurred. Due to the ownership

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999


NOTE 7 - INCOME TAXES (CONT'D)

         changes as a result of the May 1998 reorganization and subsequent stock issuances, any future realization of the Company's net operating losses will be severely limited.

         Significant components of the Company's deferred tax assets are as follows:

                                              Fiscal years ended September 30,
                                                  1999              1998
                                                  ----              ----

         Net operating loss carryforwards     $2,383,330          $346,374

         Valuation allowance                  (2,383,330)         (346,374)
                                              ----------          --------

         Net deferred tax assets                 None               None
                                              ----------          --------


NOTE 8 - BASIC AND DILUTED NET LOSS PER SHARE

         The following data show the amounts used in computing loss per share and the effect on loss and the weighted average number of shares of dilutive potential common stock.

               Loss from continuing operations                 $   2,383,330
                                                               =============

               Weighted average number of common
                        shares used in basic loss per share       56,113,645
               Effect of dilutive securities:
                        Stock options                                297,528
                                                               -------------

               Weighted average number of common
                        shares and dilutive potential
                        common stock used in diluted
                        loss per share                            54,411,173
                                                               =============

         The following transactions occurred after fiscal years ended September 30, 1999 and 1998, which, had they taken place during fiscal 1999 and 1998, would have changed the number of shares used in the computations of loss per share:

                                                        1999            1998
                                                        ----            ----
              Common shares issued in
                 private placement                    5,964,502      19,303,950
              Common shares issued
                 for services                                         4,438,000
              Debenture convertible into shares
                issued in exchange for a
                loan payable                            462,250
              Options                                                 3,200,000

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999




NOTE 9 - ACCRUED EXPENSES

                  Accrued expenses consist of the following:
                           Professional fees                        $191,601
                           Payroll and related payroll taxes         104,986
                           Leasehold Improvements                     55,288
                           Other                                     139,593
                                                                    --------
                                            Total                   $491,468
                                                                    ========

NOTE 10 - STOCK OPTION PLANS

          Nonstatutory Stock Options

          The Company has issued stock options under nonstatutory stock option agreements. The options are granted at the fair market value of the shares at the date the option is granted. The options are granted for a period of 5 years, and are fully exercisable during the term of the option period or within thirty (30) days of the participant's resignation or termination.

          Combined transactions in non-employee options for the fiscal years ended September 30, 1999 and 1998 are as follows:

                                                  1999              1998
                                             -----------------------------------
                                             Number   Average  Number   Average
                                               of    Exercise    of    Exercise
                                             Shares   Price    Shares   Price
          Options outstanding October 1        --       --       --       --
          Granted                            500,000  0.095      --       --
          Cancelled                            --       --       --       --
          Exercised                            --       --       --       --
                                             ----------------------------------

          Options outstanding September 30   500,000  0.095      --       --
                                             =======  =====    ======   =======


          Combined transactions in employee options for the fiscal years ended September 30, 1999 and 1998 are as follows:

                                                  1999              1998
                                             -----------------------------------
                                             Number   Average  Number   Average
                                               of    Exercise    of    Exercise
                                             Shares   Price    Shares   Price
          Options outstanding October 1        --       --       --       --
          Granted                           2,700,000 0.095      --       --
          Cancelled                            --       --       --       --
          Exercised                            --       --       --       --
                                             ----------------------------------

          Options outstanding September 30  2,700,000 0.095      --       --
                                             ======== =====    ======   =======

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999

NOTE 10 - STOCK OPTION PLANS (CONTINUED)

          Incentive Stock Plan

          The Company adopted an incentive stock plan on August 5, 1998, which has not yet been approved by the shareholders. The options are granted at the fair market value of the shares at the date that the option is granted. The options are granted for a period of 10 years, and are exercisable after one year from the date of grant, at a vested rate of 20% per year during the term of the option period or within thirty
          (30) days of the participant's resignation or termination. The Company has limited the number of shares under this plan to 3,000,000 shares of its capital stock for this plan. The number of shares of stock covered by each outstanding option, and the exercise price per share thereof set forth in each such option, shall be proportionately adjusted for any stock split, and or, stock dividend. As of September 30, 1999, the Company did not issue any options under this plan; however, subsequent to the date of this financial statement, options, for 800,000 shares of common stock, were granted under the incentive stock plan to an employee within his employment agreement, but are being treated as nonstatutory stock options until the incentive stock plan is approved by the shareholders.

          Compensation Costs

          The Company applies APB Opinion 25 in accounting for its stock compensation plans discussed above. Accordingly, no compensation costs have recognized for these plans in 1999 or 1998. Had compensation costs been determined on the basis of fair value pursuant to FASB Statement No. 123, net loss and loss per share would have been increased as follows:

                                                       1999             1998
                                                   ------------      ----------

                  Net loss:
                           As reported             $(2,383,330)      $(346,374)
                                                   ============      ==========

                           Pro forma               $(2,441,575)      $(346,374)
                                                   ============      ==========

                  Basic loss per share:
                           As reported                   $(0.04)        $(0.01)
                                                         =======        =======

                           Pro forma                     $(0.04)        $(0.01)
                                                         =======        =======

                  Diluted loss per share:
                           As reported                   $(0.04)        $(0.01)
                                                         =======        =======

                           Pro forma                     $(0.04)        $(0.01)
                                                         =======        =======

          The fair value of each option granted is estimated on the grant date using the Black-Scholls model. The following assumptions were made in estimating fair value.

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999




NOTE 10 - STOCK OPTION PLANS (CONTINUED)

          Compensation Costs (Continued)

                  Assumption                         Plans

                  Dividend yield                      0 %
                  Risk-free interest rate             7 %
                  Expected life                     5 years
                  Expected volatility                97 %

NOTE 11 - SUBSEQUENT EVENTS

          Affiliations in new locations

          Argentina


          On December 31, 1999, the Company acquired a 51% interest in Infotel Argentina S.A., a Buenos Aires based company which owns multi-channel multipoint distribution service licenses in eight of the largest Argentine cities including Buenos Aires. The purchase price was $1,500,000, of which $600,000 was paid in cash and $600,000 was paid in 454,545 shares of restricted stock of the Company. The final $300,000 was paid during February 2000. Most of the purchase price is attributable to the licenses.


          Peru


          On February 29, 2000, the Company purchased 100% of Digital Way S.A. a Peruvian telecommunications company which owns licenses in Lima, Peru. The purchase price was $1,300,000, of which $400,000 was paid in cash and $900,000 was paid in 181,100 shares of restricted stock of the Company. Most of the purchase price is attributable to the licenses.


          El Salvador

          On March 11, 2000, the Company entered into a letter of intent with El Salvador Telecomuniciones S.A. de C.V. for the purpose of acquiring a 25% ownership interest in that company in El Salvador. Pursuant to the terms of the letter of intent the Company paid $1,000,000 to that company as an advance payment of the purchase price, which was to total $3,500,000. The agreement provides that the purchase was conditioned upon that company's acquisition of certain licenses and the occurrence of certain other condition which have not been met. As a result the Company believes that it is improbable that the sale will occur and is seeking return of the $1,000,000 payment.

                    World Wide Wireless Communications, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 1999


NOTE 11 - SUBSEQUENT EVENTS (CONT'D)


          Pro forma data

          The following pro forma data is presented on a combined basis, as if Infotel Agentina S.A. and Digital Way S.A.(Peru) had been acquired on October 1, 1998:

                                                       September 30, 1999
                                                       ------------------

                       Total Assets                      $  1,472,125
                       Total Liabilities                      979,553
                       Total Shareholders Equity            3,275,626

                                                       For the Year Ended
                                                       September 30, 1999
                                                       ------------------

                   Revenues                              $    135,690
                       Expenses                             2,479,874
                                                         ------------

                       Net (Loss)                        $ (2,344,184)
                                                         ============

                                                    INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders of Infotel Argentina S.A.


We have audited the accompanying balance sheet of Infotel Argentina S.A. as of June 30, 1999 and the related statements of income, retained earnings, and cash flows for the year then ended. Theses financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infotel Argentina S.A. as of June 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles of the United States.

Reinaldo Pietrantonio, Contador Publico Nacional
Buenos Aires, July 30, 1999

                             INFOTEL ARGENTINA S.A.
                                  Balance Sheet
                               As of June 30, 1999


                                     ASSETS

CURRENT ASSETS
     Cash                                                               $110,861
     Accounts receivable                                                  30,707
     Prepaid taxes                                                       158,628
                                                                        --------
         Total Current Assets                                            300,196

      Property and Equipment, net of depreciation                        131,590
                                                                        --------
              Total Assets                                              $431,786
                                                                        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Accounts payable                                                   $249,642
     Taxes payable                                                        28,219
                                                                        --------
         Total Current Liabilities                                       277,861

STOCKHOLDERS' EQUITY

     Common stock; $1 par value, issued and outstanding 12,000 shares     12,000
     Additional paid-in capital                                          116,879
     Retained Earnings                                                    25,046
                                                                        --------
         Total Stockholders' Equity                                      153,925
                                                                        --------
              Total Liabilities and Stockholders' Equity                $431,786
                                                                        ========

    The accompanying notes are an integral part of the financial statements.

                              INFOTEL ARGENTINA S.A
                             Statement of Operations
             From Inception, February 3, 1999, through June 30, 1999



REVENUE                                                           $214,203

COST OF GOODS SOLD                                                 127,599
                                                                  --------

GROSS PROFIT                                                        86,604
                                                                  --------
EXPENSES:
     Sales and marketing                                            16,614
     General and administrative                                     31,257
     Financing                                                         200
                                                                  --------
         Total Expenses                                             48,071
                                                                  --------

INCOME FROM OPERATIONS                                              38,533

Less - Income tax                                                   13,487
                                                                  --------

NET INCOME                                                        $ 25,046
                                                                  ========

Net Income Per Share, Basic and Diluted                           $   2.09
                                                                  ========

Weighted Average of Shares Outstanding                              12,000
                                                                  ========


    The accompanying notes are an integral part of the financial statements.

                             INFOTEL ARGENTINA S.A.
                             Statement of Cash Flows
             From Inception, February 3, 1999, through June 30, 1999



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                        $  25,046
    Adjustments to reconcile net income to net cash used by
    operating activities:
       Changes in:
           Receivables                                                  (30,707)
           Prepaid expenses                                            (158,628)
           Accounts payable                                             249,642
           Taxes payable                                                 28,219
                                                                      ---------
       Net cash provided by operating activities                        113,572
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITES
   Purchase of equipment                                               (131,590)
                                                                      ---------
       Net cash provided by (used for) investing activities            (131,590)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Sale of common stock, net of stock offering costs                     12,000
   Proceeds from sale of stock in excess of par                         116,879
                                                                      ---------
       Net cash provided by financing activities                        128,879
                                                                      ---------

NET INCREASE IN CASH                                                    110,861

CASH, beginning of period                                                  --
                                                                      ---------

CASH, end of period                                                   $ 110,861
                                                                      =========

     The accompanying notes are an integral part of the financial statements

                             INFOTEL ARGENTINA S.A.
                        Statement of Shareowners' Equity
             From Inception, February 3, 1999, through June 30, 1999



Common Stock
Balance at beginning of period                                      $   --
Issuance of shares                                                    12,000
                                                                    --------
Balance at end of period                                              12,000
                                                                    --------
Capital in Excess of Par
Balance at beginning of period                                          --
Issuance of shares                                                   116,879
                                                                    --------
Balance at end of period                                             116,879
                                                                    --------
Retained Earnings
Balance at beginning of                                                 --
Net Income                                                            25,046
                                                                    --------
Balance at end of period                                              25,046
                                                                    --------
Stockholders' Equity at end of period                               $153,925
                                                                    ========


    The accompanying notes are an integral part of the financial statements.

                             INFOTEL ARGENTINA S.A.
                          Notes to Financial Statements
                                  June 30, 1999


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Organization

          Infotel Argentina was formed on January 18, 1999, and began operation on February 3, 1999.

          Cash Equivalents

          For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

          Comprehensive Income, Statement of Financial Accounting Standards No. 130

          The Company has no material components of other comprehensive income.

          Income Taxes

          The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this statement, the liability method is used in accounting for income taxes.

          Fixed Assets

          Fixed assets are recorded at cost. Depreciation is taken over the estimated useful life of the assets.

          Long-Lived Assets

          The Company reviews its long-lived assets on an annual basis to determine any impairment in accordance with Statement of Financial Accounting Standards No. 121.

          Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments

          For cash and cash equivalents and accrued expenses, the carrying amounts in the Balance Sheet represent their fair market value.

                                                    INDEPENDENT AUDITORS' REPORT



Board of Directors and Shareholders of Digital Way, S.A.


We have audited the accompanying balance sheet of Digital Way, S.A. as of December 31, 1999 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Way, S.A. as of December 31 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles of the United States.


Chavez y R.G. Auditores, Asociados S. Civil
April 19, 2000

                                Digital Way, S.A.
                                  Balance Sheet
                             As of December 31, 1999


                                     ASSETS

CURRENT ASSETS
    Cash                                                               $    163
    Receivable from officer                                              21,000
    Prepaid taxes                                                           876
    Other prepaid expenses and deposits                                  10,050
                                                                       --------
        Total Current Assets                                             32,089

PROPERTY AND EQUIPMENT, at cost                                           1,454
                                                                       --------
             Total Assets                                              $ 33,543
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES
    Accounts payable                                                   $ 32,995
                                                                       --------
        Total Liabilities                                                32,995
                                                                       --------

STOCKHOLDERS' EQUITY
    Common stock; $0.302 par value, issued
       and outstanding 35,800 shares                                     10,826
    Accumulated deficit                                                 (10,278)
                                                                       --------
        Total Stockholders' Equity                                          548
                                                                       --------

             Total Liabilities and Stockholders' Equity                $ 33,543
                                                                       ========



    The accompanying notes are an integral part of the financial statements.

                                Digital Way, S.A.
                             Statement of Operations
            From Inception, March 28, 1999, through December 31, 1999




REVENUE                                                           $   --

 EXPENSES
    General and administrative                                       9,445
    Miscellaneous                                                      833
                                                                  --------
        Total Expenses                                              10,278
                                                                  --------

INCOME (LOSS) FROM OPERATIONS                                     $(10,278)
                                                                  ========


NET INCOME (LOSS) PER SHARE, BASIC
AND DILUTED                                                       $  (0.29)
                                                                  ========
WEIGHTED AVERAGE OF SHARES
OUTSTANDING                                                         35,800
                                                                  ========


    The accompanying notes are an integral part of the financial statements.

                                Digital Way, S.A.
                             Statement of Cash Flows
            From Inception, March 28, 1999, through December 31, 1999



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                   $(10,278)
   Adjustments to reconcile net loss to net cash used by
   operating activities:
   Changes in:
     Receivables from officer                                           (21,000)
     Prepaid taxes                                                         (876)
     Other prepaid expenses                                             (10,050)
     Accounts payable                                                    32,995
                                                                       --------
         Net cash used by operating activities                           (9,209)
                                                                       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                                                 (1,454)
                                                                       --------
         Net cash provided by (used for) investing
   activities                                                            (1,454)
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Sale of common stock, net of stock offering costs                     10,826
                                                                       --------
         Net cash provided by financing activities                       10,826
                                                                       --------

NET INCREASE IN CASH                                                        163

CASH, beginning of period                                                  --
                                                                       --------

CASH, end of period                                                    $    163
                                                                       ========


     The accompanying notes are an integral part of the financial statements

                                Digital Way, S.A.
                        Statement of Shareowners' Equity
            From Inception, March 28, 1999, through December 31, 1999



COMMON STOCK
Balance at beginning of period                                        $    --
Issuance of shares                                                       10,826
                                                                      ---------
Balance at end of period                                                 10,826
                                                                      ---------

CAPTIAL IN-EXCESS OF PAR
Balance at beginning of period                                             --
Issuance of shares                                                         --
                                                                      ---------
Balance at end of period                                                   --
                                                                      ---------

RETAINED EARNINGS
Balance at beginning of period                                             --
Net income (loss)                                                       (10,278)
                                                                      ---------
Balance at end of period                                                (10,278)
                                                                      ---------

Stockholders' Equity at end of period                                 $ 153,925
                                                                      =========



    The accompanying notes are an integral part of the financial statements.

                                DIGITAL WAY, S.A.
                          Notes to Financial Statements
                                December 31, 1999



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Organization

          Digital Way, S.A. (the Company) was formed on March 3, 1998, in order to provide public telecommunication service as authorized by the Peruvian Ministry of Transportation and Communication. The Company became active on March 28, 1999. The Company is of indefinite duration.

          Cash Equivalents

          For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

          Comprehensive Income, Statement of Financial Accounting Standards No. 130

          The Company has no material components of other comprehensive income.

          Income Taxes

          The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this statement, the liability method is used in accounting for income taxes.

          Fixed Assets

          No depreciation has been taken due to the fact that assets have not been placed in service as of December 31, 1999.

          Long-Lived Assets

          The Company reviews its long-lived assets on an annual basis to determine any impairment in accordance with Statement of Financial Accounting Standards No. 121.

          Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments

          For cash and cash equivalents and accrued expenses, the carrying amounts in the Balance Sheet represent their fair market value.

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                                  Balance Sheet
                                 March 31, 2000
                                    UNAUDITED


                                   Assets
Current Assets:
    Cash and cash equivalents                                      $    980,083
    Prepaid and other                                                   339,938
                                                                   ------------
        Total Current Assets                                          1,320,021
                                                                   ------------

Fixed Assets:
    Furniture, fixtures and equipment                                   299,502
    Leasehold improvements                                              343,542
    Accumulated depreciation and amortization                           (60,163)
    Frequency licenses                                                2,783,064
                                                                   ------------
         Total Fixed Assets                                           3,365,945
                                                                   ------------

Other Assets:
    Prepaid lease expense                                               500,000
    Deposit in acquisition                                            1,000,000
    Rental deposit                                                       20,727
                                                                   ------------
        Total Other Assets                                            1,520,727
                                                                   ------------
           Total Assets                                            $  6,206,693
                                                                   ============

                      Liabilities and Stockholders' Equity
Current Liabilities:
    Accrued expenses                                               $    499,903
    Accounts payable                                                     55,903
                                                                   ------------
        Total Current Liabilities                                       555,806
                                                                   ------------

Long-Term Liabilities:
    Loan payable                                                        740,000
                                                                   ------------
        Total Long-Term Liabilities                                     740,000
                                                                   ------------
           Total Liabilities                                          1,295,806
                                                                   ------------

Stockholders' Equity:
    Common stock, par value $.001 per share                              82,444
    100,000,000 shares authorized, 82,443,816 issued
    and outstanding at March 31, 2000
    Additional paid-in capital                                       13,702,744
    Deficit accumulated during development stage                     (8,874,301)
                                                                   ------------
          Total Stockholders Equity                                   4,910,887
                                                                   ------------
          Total Liabilities and Stockholders' Equity               $  6,206,693
                                                                   ============



   The accompanying notes are an integral part of these financial statements.

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                             Statement of Operations
                                 March 31, 2000
                                    UNAUDITED



                                                                   Cumulative
                                 For 6 Months    For 6 Months  from Inception on
                                    Ended           Ended      September 1, 1994
                                March 31, 2000 March 31, 1999  to March 31, 2000


Revenues                         $    141,268   $          0    $    141,268
                                 ------------   ------------    ------------



General & Administrative Expense   (2,345,196)      (594,650)     (9,002,012)

                                 ------------   ------------    ------------

Total Operating Expense            (2,203,928)      (594,650)     (8,860,744)
                                 ------------   ------------    ------------


Operating Income (Loss)            (2,203,928)      (594,650)     (8,860,744)


Interest Income                           174              0             174
                                 ------------   ------------    ------------

Tax Expense                           (13,731)             0         (13,731)
                                 ------------   ------------    ------------


Net Profit (Loss)                $ (2,217,484)  $   (594,650)   $ (8,874,301)
                                 ============   ============    ============

Basic Loss Per Share             $      (0.01)
                                 ============

Basic Weighted Average
   Shares Outstanding              82,443,816
                                 ============

Diluted Loss Per Share           $      (0.01)
                                 ============

Diluted Weighted Average
   Shares Outstanding              85,993,816
                                 ============


   The accompanying notes are an integral part of these financial statements.


             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                             Statements of Cash Flow
                                 March 31, 2000
                                    UNAUDITED
                                                                                    Cumulative from
                                                                                     Inception on
                                                      For 6 Months   For 6 Months  September 1, 1994
                                                         Ended          Ended           through
                                                     March 31,2000   March 31,1999   March 31,2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                             $ (2,217,485)   $   (845,537)   $ (8,976,626)
Adjustments to reconcile net loss from operations
to net cash used by operating activities:
    Common stock issued for services                       15,910               0         662,306
    Depreciation and amortization expense                  53,237               0          66,743
Changes in operating assets and liabilities:
    (Increase)/decrease in prepaid and other             (107,951)              0        (170,691)
    (Increase)/decrease in prepaid lease expense             --          (500,000)       (500,000)
    (Increase)/decrease in other assets                      (650)              0         (20,727)
    Increase/(decrease) in accrued expenses              (114,387)        272,219         377,081
                                                     ------------    ------------    ------------
        Net Cash (Used) by Operating Expenses          (2,371,326)     (1,073,318)     (8,561,914)
                                                     ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     (Increase) in investments                         (2,279,699)              0      (2,279,699)
                                                     ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     (Increase) in fixed assets                          (241,456)              0        (577,840)
    Proceeds from loan                                    740,000               0         740,000
    Proceeds from issuance of common stock              4,857,482       5,492,672      11,659,536
                                                     ------------    ------------    ------------
         Net Cash Provided by Financing Activities      5,356,026       5,492,672      11,821,696
                                                     ------------    ------------    ------------

NET INCREASE IN CASH AND
     CASH EQUIVALENTS                                     705,001       4,419,354         980,083
CASH AND CASH EQUIVALENTS AT
     BEGINNING OF PERIOD                                  275,082           1,716               0
                                                     ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT
     END OF PERIOD                                   $    980,083    $  4,421,070    $    980,083
                                                     ============    ============    ============
SUPPLEMENTAL DISCLOSURES OF
    CASH FLOW INFORMATION:

    Interest paid                                    $          0    $          0    $          0

    Income taxes paid                                $          0    $          0    $          0



   The accompanying notes are an integral part of these financial statements.

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         The financial statements presented are those of World Wide Wireless Communications, Inc., (the Company) (A Development Stage Company)and its subsidiaries. The Company is engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Distributed Wireless Call Processing System technology.

         On December 31, 1999, The Company acquired a 51% interest in Infotel Argentina S.A., a Buenos Aires based company which owns multi-channel multipoint distribution service licenses in eight of the largest Argentine cities including Buenos Aires. The purchase price was $1,500,000, of which $600,000 was paid in cash and $600,000 was paid in 454,545 shares of restricted stock of the Company on December 31, 1999. The final $300,000 was paid during February 2000.

         On February 29, 2000, the Company purchased 100% of Digital Way S.A. a Peruvian telecommunications company. The purchase price was $1,300,000, of which $400,000 was paid in cash and $900,000 was paid in 181,100 shares of restricted stock of the Company.

         Basic and Diluted Net Loss Per Share

         The calculation of basic and diluted net loss per share is in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

         The following data show the amounts used in computing loss per share and the effect on loss and the weighted average number of shares of dilutive potential common stock.

            Loss from continuing operations                $ 2,217,484
                                                           ===========

            Weighted average number of common
                     Shares used in basic loss per share    82,443,816
            Effect of dilutive securities:
                     Stock options                           3,200,000
                     Convertible debentures                    350,000
                                                           -----------
            Weighted average number of common
                     Shares and dilutive potential
                     Common stock used in diluted
                     Loss per share                         85,993,816
                                                           ===========

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT'D)

         The following transactions occurred after quarters ended March 31, 2000 and 1999, which, had they taken place during the 6 months ended March 31, 2000 and 1999, would have changed the number of shares used in the computations of loss per share:

                                                       2000           1999
                                                       ----           ----
           Common shares issued in
              private placement                       760,000      3,259,742
           Common shares issued
              for services                                  0              0
           Debentures/warrants convertible into
              shares issued in exchange for a
              loan payable                          3,600,000        350,000
           Options                                          0      3,200,000

         Cash Equivalents

         For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Balances in bank accounts may, from time to time, exceed federal insured limits. The Company has never experienced any loss, and believes its credit risk to be limited.

         Comprehensive  Income,  Statement of Financial Accounting Standards No.
         130

         The Company has no material components of other comprehensive income.

         Income Taxes

         The Company accounts for income taxes using Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this statement, the liability method is used in accounting for income taxes.

         Fixed Assets

         Furniture, fixtures and equipment are depreciated over their useful lives of 5 to 10 years, using the straight-line method of depreciation. Leasehold improvements are amortized over a 5-year period that coincides with the initial period of the lease, using the straight-line method of amortization.

         Long-Lived Assets

         The Company reviews its long-lived assets on an annual basis to determine any impairment in accordance with Statement of Financial Accounting Standards No. 121.

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT'D)

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         For cash and cash equivalents and accrued expenses, the carrying amounts in the Balance Sheet represent their fair market value. The carrying amount of the loan payable approximates fair value because of similar current rates at which the Company could borrow funds with consistent remaining maturities.

         Segment Information

         The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related information" (SFAS No. 131) in 1999. This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements and requires restatement of prior year information. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers.

         Consolidated Financial Statements

         The accounts of the Company and its consolidated subsidiaries are included in the consolidated financial statements after elimination of significant intercompany accounts and transactions.

         Foreign Currency Transaction

         The financial statements of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholder's equity. Foreign currency transaction gains and losses are included in consolidated net income (loss).

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited



NOTE 2 - REORGANIZATION

         On May 7, 1998, the Company entered into a reverse merger transaction, whereby it acquired control of a public shell. The reorganization resulted in the issuance of 36,999,993 shares of common stock, representing 82.2% of the total shares outstanding. The value of $21,451 assigned to the 8,024,000 shares, or 17.8% retained by the public shell shareholders, represents the net assets acquired from the public shell. The reorganization was accounted for as a reverse merger under the purchase method.

         The Company has been in the development stage since its formation on September 1, 1994. It is primarily engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Distributed Wireless Call Processing System technology.

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         The Company has experienced losses since inception, and had an accumulated deficit of $8,874,301 at March 31, 2000. Net losses are expected for the foreseeable future. Management plans to continue the implementation of its business plan to place the company's assets in service to generate related revenue. Simultaneously, the Company is continuing to secure the additional required capital through sales of common stock through the current operating cycle.


NOTE 3 - COMMITMENTS AND CONTIGENCIES

         Litigation

         In November 1998, the Company and its predecessor affiliates filed an action against the lessor of its leases for the Concord and San Marcos, California multipoint distribution service channels. The complaint alleged breach of contract as well as intentional and negligent interference with prospective economic advantage. The Company also sought a preliminary injunction as a result of the lessor's assertion that the predecessor companies and the Company were in default on said leases. The Superior Court of California for the County of Los Angeles issued a preliminary injunction against the lessor to restrain it from taking any further action against the Company and its predecessors. Thereafter, the lessor cross-complained against the Company and its predecessors alleging breach of contract. The preliminary injunction of the Company against the lessor remained in effect until December 9, 1999, when a settlement agreement was signed.

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited



NOTE 3 - COMMITMENTS AND CONTIGENCIES (CONTINUED)

         The settlement provided for the Company to pay $27,375 to the lessor, relating to lease obligations. This amount is recorded as an expense in the financial statements for the fiscal years ended September 30 1998 and 1999. The Company further agreed to sign a consulting agreement with the lessor for one year, whereby the Company will issue the equivalent of $20,000 of its restricted common stock, the value of which is to be computed at 80% of the market value of the Company's unrestricted shares. Additionally, under this consulting agreement, the Company agreed to execute a promissory note in favor of the lessor in the amount of $40,000, payable at $1,000 per month, commencing December 1, 1999, with a final payment of $28,000 on December 1, 2000.

         The Company borrowed from Credit Bancorp $328,000 in August 1999 and $412,000 in October 1999. The terms of this loan are 7% interest per annum payable, semiannually on the last day of February and September, with the principal due September 30, 2002. On August 26, 1999, the Company filed suit against Credit Bancorp, in U.S. District Court in San Francisco, regarding improprieties on the part of Credit Bancorp relating to the August 1999 loan. The case was settled on October 11, 1999. As part of the settlement agreement, Credit Bancorp agreed to convert the original loans granted to the Company to a convertible debenture in the amount of $740,000. On October 11, 1999, the Company issued a convertible unsecured debenture for $740,000 to Credit Bancorp in settlement of this obligation. The terms of this convertible unsecured debenture are 7% interest per annum payable semiannually on the last day of February and September, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest of this debenture are convertible at any time at the conversion price of $1.60 per share of unregistered, restricted shares of the Company's stock, adjusted for any stock splits.

         In November 1999, the Securities and Exchange Commission (SEC) filed suit against Credit Bancorp alleging violations of various securities laws in connection with its actions in relation to the Company (and others), and seeking various forms of relief including disgorgement of its illegal gains. At this time, the suit remains pending.

         Operating Leases

         The Company's office space at One Post Street, San Francisco, was leased on a month-to-month basis. The Company vacated these offices on August 31, 1999. The actual rent paid, for the fiscal year ended September 30, 1999, was $22,341.

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited



NOTE 3 - COMMITMENTS AND CONTIGENCIES (CONTINUED)

         In April 1999, the Company entered into a 5-year lease for approximately 6,000 square feet of office space in Jack London Square, Oakland, California. The lease commenced on June 5, 1999. The triple net rental agreement is for $10,038 per month during the first year. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to the Company for leasehold improvements paid by the Company. The Company commenced its occupancy of this space on September 1, 1999. The minimum annual rent is $120,456 for the fiscal years ended September 30, 2000, 2001, 2002 and 2003, and $81,642 for the period October 1, 2003 to June 4, 2004.

         The Company leases (under assignment) all of the channel capacity for certain multipoint distribution service and multi-channel multipoint distribution service channels from three carriers that are licensed by the FCC as specified in 47 C.F.R. Paragraph 21.901(b). These service leases provide for a monthly lease fee of 2% of gross subscriber revenue or a minimum monthly rental aggregating approximately $1,150. The minimum aggregate annual rent is $13,800 for 1999, $67,160 for 2000, and $9,500 for 2001, adjusted annually by changes in the Consumer Price Index. Each of the leases contain three ten-year renewal options, and an option to purchase each license for $225,000, adjusted upon changes in the Consumer Price Index since lease inception.

         In conjunction with the multipoint distribution service and multi-channel multipoint distribution service licenses, the Company has acquired (under assignment) transmission sites in the geographical areas covered by the licenses. These site leases have varying terms and conditions, and at September 30, 1999, the minimum annual rental is $42,000 per fiscal year ending September 30, 2000 through 2004.


         Rents paid for 6 months ended March 31, 2000 and 1999 are as follows:

                                                  6 Months          6 Months
                                               March 31, 2000    March 31, 1999
                                               ---------------   --------------

          Former office location, San Francisco   $      0         $ 11,080
          Current office location, Oakland          62,229                0
          Distribution service channel leases       43,433                0
          Transmission sites                        61,000           13,125
                                                  --------         --------

          Total                                   $166,662         $ 24,205
                                                  ========         ========

         The minimum annual rentals under current lease  obligations  for future fiscal years ended September 30 are as follows:
                                                 2000       2001       2002       2003       2004     Remainder
                                                 ----       ----       ----       ----       ----     ---------
         Current office location, Oakland      $120,456   $120,456   $120,456   $120,456   $ 81,842      None
         Distribution service channel leases     67,160      9,500          0          0          0      None
         Transmission sites                      42,000     42,000     42,000     42,000     42,000      None
                                               --------   --------   --------   --------   --------      ----
         Total                                 $229,616   $171,956   $164,456   $164,456   $123,842      None
                                               ========   ========   ========   ========   ========      ====

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited


NOTE 4-  STOCKHOLDERS EQUITY

         During the 6 months ended March 31, 2000, the Company sold 10,069,683 shares of its common stock for net cash proceeds of $4,857,482. The Company also issued 635,645 shares of its common stock for an aggregate value of $1,500,000 as a partial payment for investments in other telecommunications companies. The Company issued 100,000 shares of its common stock for services at an aggregate value of $15,910. Stock issued for the investments was at the market price on the day of issuance. Stock issued for services was at the cash price for the shares at the time of issuance.

         During the 6 months ended March 31, 1999, the Company sold 11,142,950 shares of its common stock for net cash proceeds of $4,442,409.

NOTE 5-  PREPAID LEASE EXPENSE

         On November 25, 1998, the Company entered into an option agreement with Shekinah Network to pay $500,000 to lease eight Instructional Television Fixed Service channels for the Company's high-speed wireless internet connections, as authorized by the Federal Communication Commission. This agreement also provides the Company an exclusive option to lease excess capacity on Shekinah's remaining thirty-two Instructional Television Fixed Service channels, as they become available. The monthly minimum transmission fee to be paid to Shekinah for each license or application optioned, will be five percent (5%) of the gross system receipts or five hundred dollars, whichever is greater. Amortization of the licenses will begin when the available channels are placed in service, which management expects to begin in approximately June 2000.

         Instructional Television Fixed Service licenses can only be owned by Federal Communication Commission approved educational, religious or non-profit entities. In the event that the Federal Communication Commission rules and regulations change to allow commercial companies to own these licenses or the Company establishes an educational, religious or non-profit affiliate, the agreement also provides the Company an option to pay Shekinah $150,000 per-market or channel group on an individual basis or $3,500,000 for all forty channels. The option period extends for ten years, with three additional ten-year term renewals.

NOTE 6-  INCOME TAXES

         A reconciliation between the actual income tax benefit and the federal statutory rate follows:

                                                  6 Months ended March 31,
                                               -------------------------------
                                                    2000             1999
                                               Amount     %     Amount      %
          Computed income tax benefit at
             statutory rate                     753,945  34%    204,704    34%

          Operating loss with no current
             tax benefit                       -753,945 -34%   -204,704   -34%
                                               ------------    --------------

          Income tax benefit                        None             None
                                                    -----            ----

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited


NOTE 6-  INCOME TAXES (CONTINUED)

         At March 31 1999, the Company had a net operating loss carryforward for federal tax purposes of approximately $8,874,301 which if unused to offset future taxable income, will expire between the years 2010 to 2020, and approximately $2,860,000 for state tax purposes, which will expire if unused in 2004 and 2006. A valuation allowance has been recognized to offset the related deferred tax assets due to the uncertainty of realizing any benefit therefrom. During 2000 and 1999, no changes occurred in the conclusions regarding the need for a 100% valuation allowance in all tax jurisdictions.

         Under section 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards is limited after an ownership change, as defined, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax exempt rate in effect for any month in the 3 calendar month period ending in the calendar month in which the ownership change occurred. Due to the ownership changes as a result of the May 1998 reorganization and subsequent stock issuances, any future realization of the Company's net operating losses will be severely limited.

         Significant components of the Company's deferred tax assets are as follows:

                                                      6 Months ended March 31,
                                                      ------------------------
                                                      2000              1999
                                                      ----              ----

          Net operating loss carryforwards        $8,874,301          $602,071

          Valuation allowance                     (8,874,301)         (602,071)
                                                  ----------          --------

          Net deferred tax assets                    None                None
                                                     ====                ====


NOTE 7-  DEPOSIT IN ACQUISITIONS

         El Salvador

         On March 11, 2000, the Company entered into a letter of intent with El Salvador Telecomuniciones S.A. de C.V. for the purpose of acquiring a 25% ownership interest in that company in El Salvador. Pursuant to the terms of the letter of intent the Company paid $1,000,000 to that company as an advance payment of the purchase price, which was to total $3,500,000. The agreement provides that the purchase was conditioned upon that company's acquisition of certain licenses and the occurrence of certain other conditions which have not been met. As a result, the Company believes that it is improbable that the sale will occur and is seeking return of the $1,000,000 payment.

             World Wide Wireless Communications, Inc. & Subsidiaries
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2000
                                    Unaudited


NOTE 8-  SUBSEQUENT EVENTS

         On April 14, 2000, the Company entered into a Securities Purchase Agreement with six investors, for the purchase of investment units, consisting of common stock, common stock purchase warrants, 4% subordinated debentures and preferred stock. Pursuant to the Securities Purchase Agreement, the investors have purchased 760,000 shares of common stock, warrants to purchase 3,600,000 shares of common stock, and subordinated debentures with a principal amount of $3,280,000, for a total price of $4,800,000. The investors have the option to purchase additional shares of common stock, warrants and series A preferred stock (when authorized) from the Company for a maximum amount of $1,920,000. The investors will be required to purchase these securities if an effective registration statement under the Securities Act is in effect with respect to all the common stock issued and issuable upon the exercise of the warrants and conversion of the subordinated debentures and series A preferred stock.

            World Wide Wireless Communications, Inc. & Subsidiaries
                         (A Development Stage Company)



           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The following Unaudited Pro Forma Condensed Combined Financial Statements and related notes contain forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed herein. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

         In the opinion of Management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements of World Wide Wireless Communications, Inc., Infotel Argentina, S.A. (Infotel), and Digital Way, S.A. (Digital), and the respective notes to such financial statements presented elsewhere in this Prospectus. The pro forma information is based upon tentative allocations of purchase price for the acquisitions and may not be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results. Purchase accounting is based upon preliminary asset valuations, which are subject to change.

         The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended September 30, 1999 and the six months ended March 31, 2000 are presented as if World Wide Wireless Communications, Inc. had completed the acquisitions of Infotel and Digital as of October 1, 1998.

         Since our historical unaudited consolidated statements of operations for the six months ended March 31, 2000 reflect the acquisitions of Infotel and Digital, no pro forma adjustments are necessary for the six months ended March 31, 2000.

         Since our historical unaudited consolidated balance sheets as of March 31, 2000 reflect the acquisitions of Infotel and Digital, no pro forma balance sheet adjustments are necessary as of March 31, 2000.


                                World Wide Wireless Communications, Inc. & Subsidiaries
                                             (A Development Stage Company)
                                  Unaudited Pro-Forma Condensed Combined Balance Sheet
                                                   September 30, 1999

                                           World Wide       Infotel          Digital                       Pro-Forma
                                            Wireless       Argentina          Way                          Combined
                                        Communications,      S.A.             S.A.         Adjustments      Company
                                              Inc.         Pro-Forma        Pro-Forma                         at
                                         Sept. 30, 1999  Sept. 30, 1999   Sept. 30, 1999                Sept. 30, 1999

               Assets
Current Assets:
    Cash and cash equivalents             $   275,082      $    45,816     $       150                     $   321,048
    Prepaid and other                          62,740          150,761          22,700                         236,201
                                          -----------      -----------     -----------                     -----------
       Total Current Assets                   337,822          196,577          22,850                         557,249
                                          -----------      -----------     -----------                     -----------
Fixed Assets:
    Furniture, fixtures and equipment          74,906           70,467           1,454                         146,827
    Leasehold improvements                    261,478             --              --                           261,478
    Accumulated depreciation
       and amortization                       (13,506)            --              --                           (13,506)
    Frequency licenses                           --               --              --        2,783,054        2,783,054
                                          -----------      -----------     -----------     -----------     -----------
       Total Fixed Assets                     322,878           70,467           1,454      2,783,054        3,177,853
                                          -----------      -----------     -----------     -----------     -----------
Other Assets:
    Prepaid lease expense                     500,000             --              --                           500,000
    Rental Deposit                             20,077             --              --                            20,077
                                          -----------      -----------     -----------     -----------     -----------
       Total Other Assets                     520,077             --              --               --          520,077
                                          -----------      -----------     -----------     -----------     -----------
           Total Assets                   $ 1,180,777      $   267,044     $    24,304      2,783,054      $ 4,255,179
                                          ===========      ===========     ===========     ===========     ===========

Liabilities and Stockholders' Equity
Current Liabilities:
    Accrued expenses                      $   491,468      $   121,339            --                       $   612,807
    Accounts Payable                             --             16,737     $    22,009                          38,746
                                          -----------      -----------     -----------                     -----------
       Total Current Liabilities              491,468          138,076          22,009                         651,553
                                          -----------      -----------     -----------                     -----------
Long-Term Liabilities:
    Loan payable                              328,000             --              --                           328,000
                                          -----------      -----------     -----------                     -----------
       Total Long-Term Liabilities            328,000             --              --                           328,000
                                          -----------     -----------     -----------                      -----------
           Total Liabilities                  819,468          138,076          22,009                         979,553
                                          -----------      -----------     -----------                     -----------
Stockholders' Equity:
    Common stock,
            par value $.001 per share          71,184            6,120          10,826        (16,946)          71,184
    Additional paid-in capital
                                            7,049,266             --              --        2,800,000        9,849,266
    Deficit accumulated
       during development stage            (6,759,141)         122,848          (8,531)                    (6,644,824)
                                          -----------      -----------     -----------     -----------     -----------
           Total Stockholders' Equity         361,309          128,968           2,295      2,783,054        3,275,626
                                          -----------      -----------     -----------     -----------     -----------
           Total Liabilities and
               Stockholders' Equity       $ 1,180,777      $   267,044     $    24,304     $2,783,054      $ 4,255,179
                                          ===========      ===========     ===========     ===========     ===========

                       The accompanying notes are an integral part of these financial statements


                             World Wide Wireless Communications, Inc. & Subsidiaries
                                          (A Development Stage Company)
                         Unaudited Pro-Forma Condensed Combined Statements of Operation
                                  For the Fiscal Year Ended September 30, 1999

                          World Wide Wireless    Infotel Argantina      Digital Way S.A.    Combined Cumulative
                             Communications       Pro-Forma from        Pro-Forma from      Pro-Forma for the
                               Fiscal Year         Inception at          Inception at           Fiscal Year
                                 Ended           Feb. 3, 1999 to       Mar. 28, 1999 to            Ended
                             Sep. 30, 1999         Sep. 30, 1999         Sep. 30, 1999         Sep. 30, 1999
                                                     UNAUDITED.            UNAUDITED             UNAUDITED

Revenues                     $       --           $    135,690           $       --             $    135,690
                             ------------         ------------           ------------           ------------

General & Admin                 2,383,330               64,269                  7,278              2,454,877
                             ------------         ------------           ------------           ------------

Tot.  Operating Exp             2,383,330               64,269                  7,278              2,454,877
                             ------------         ------------           ------------           ------------

Oper'ing  Inc. (Loss)          (2,383,330)              71,421                 (7,278)            (2,319,187)

Tax Expense                          --                 24,997                   --                   24,997
                             ------------         ------------           ------------           ------------

Net Profit (Loss)            $ (2,383,330)        $     46,424           $     (7,278)          $ (2,344,184)
                             ============         ============           ============           ============

Basic Loss per share                                                                            $       (0.4)
                                                                                                ============

Basic Weighted Average Shares Outstanding                                                         56,749,290
                                                                                                ============

Diluted Loss Per Share                                                                          $      (0.04)
                                                                                                ============

Diluted Weighted Average shares Outstanding                                                       57,046,818
                                                                                                ============

                   The accompanying notes are an integral part of these financial statements.


                                     World Wide Wireless Communications, Inc. & Subsidiaries
                                                  (A Development Stage Company)
                                 Unaudited Pro-Forma Condensed Combined Statements of Operation
                                             For the Six Months Ended March 31, 2000

                          World Wide Wireless    Infotel Argentina      Digital Way S.A.    Combined Cumulative
                          Comm. for the 6 Mo.   Pro-Forma for the 6    Pro-Forma for the    Pro-Forma for the 6
                            Ended March 31,      Months Ended March      6 Months Ended         Months Ended
                                  2000                31, 2000           March 31, 2000       March 31, 2000
                               UNAUDITED             UNAUDITED.            UNAUDITED             UNAUDITED

Revenues                     $    141,268          $    147,661          $      --             $    288,929
                             ------------          ------------          ------------          ------------

General & Admin                 2,345,196               104,904                 4,127             2,454,227
                             ------------          ------------          ------------          ------------

Tot.  Operating Exp             2,345,196               104,904                 4,127              2454,227
                             ------------          ------------          ------------          ------------

Oper'ing  Inc. (Loss)          (2,203,928)               42,757                (4,127)           (2,165,298)

Interest Income                       174                  --                    --                     174

Tax Expense                       (13,730)              (14,964)                 --                 (28,694)
                             ------------          ------------          ------------          ------------

Net Profit (Loss)            $ (2,217,484)         $     27,793          $     (4,127)         $ (2,193,818)
                             ============          ============          ============          ============

Basic Loss per share                                                                           $      (0.01)
                                                                                               ============

Basic Weighted Average  Shares Outstanding                                                       82,433,816
                                                                                               ============

Diluted Loss Per Share                                                                         $      (0.01)
                                                                                               ============

Diluted Weighted Averag shares  Outstanding                                                      85,993,816
                                                                                               ============



                   The accompanying notes are an integral part of these financial statements.

            World Wide Wireless Communications, Inc. & Subsidiaries
                         (A Development Stage Company)




      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Statement of Operations for the year ended September 30, 1999

(a) The results of operations for Infotel were included in the consolidated results of operations as of January 1, 2000. This presentation shows the pro forma effects of the operations of Infotel as if the acquisition occurred on October 1, 1998.

(b) The results of operations for Digital were included in the consolidated results of operations as of March 1, 2000. This presentation shows the pro forma effects of the operations of Digital as if the acquisition occurred on October 1, 1998.

(c) The weighted average common shares reflects shares of common stock outstanding during the periods presented. Pro forma data includes common stock issuable with respect to the acquisitions.

Statement of Operations for the six months ended March 31, 2000

(a) The results of operations for Infotel were included in the consolidated results of operations as of January 1, 2000. This presentation shows the pro forma effects of the operations of Infotel as if the acquisition occurred on October 1, 1998.

(b) The results of operations for Digital were included in the consolidated results of operations as of March 1, 2000. This presentation shows the pro forma effects of the operations of Digital as if the acquisition occurred on October 1, 1998.

(c) The weighted average common shares reflects shares of common stock outstanding during the periods presented. Pro forma data includes common stock issuable with respect to the acquisitions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws provide that we may indemnify any director, officer, agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding to which they may become involved by reason of their being or having been a director, officer, employee or agent of our Company. Moreover, our Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Insofar as indemnification for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming the Maximum offering amount is sold:

Securities and Exchange Commission filing fee                $ 4,752
Accountant's fees and expenses                               $10,000
Legal fees and expenses                                      $25,000
Printing                                                     $ 5,000
Marketing expenses                                           $10,000
Postage                                                      $ 5,000
Miscellaneous                                                $ 1,000
                                                             -------
Total                                                        $60,752


The Registrant will bear all expenses shown above.

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES


         The following is a list of our sales of our common stock during the past three years which were not registered under the Securities Act. None of these sales involved the use of or payments to an underwriter. In all instances in which we issued shares under the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, all purchasers had access to the type of information found in a registration statement and all purchasers were sophisticated investors.


         On July 21, 1998, as part of a corporate reorganization, we issued 1,724,138 shares of our common stock to TSI Technologies, Inc. and 5,275,662 shares to Worldwide Wireless, Inc., both at a per share price of $0.0947. We raised $662,933 in this transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters were involved in the issuance and no commissions were paid.

         On October 15, 1998, under terms of a Settlement and General Release, we issued 50,000 shares of common stock to a former consultant in compensation for services rendered, approximating $2,450, at a per share price of $0.050. The shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

         Also on October 15, 1998, as part of a corporate reorganization, we issued 1,724,138 shares of our common stock to TSI Technologies, Inc. and 5,275,662 shares to Worldwide Wireless, Inc., both at a per share price of $0.0947. We raised $662,933 in this transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         On December 8, 1998, we completed a private placement of 16,285,000 shares of our common stock to a group of accredited investors. Our common stock was sold for between $0.0027 and $0.1394 per share. In addition, approximately 1,543,000 shares of the total number of shares issued were granted to one individual in consideration of consulting services. We raised approximately $736,380. No underwriters were used in completing these transactions. We believe that we have satisfied the exemption from the securities registration requirements provided by Section 3(b) of the Securities Act and Rule 504 of Regulation D promulgated thereunder in that offering. The aggregate offering price received in the offering did not exceed $1,000,000 within the twelve months before the start of and during the offering. The securities were sold in a private placement to only accredited investors, all of whom had a pre-existing personal or business relationship with us or our officers or directors and each of whom provided representations that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

         On April 2, 1999, under terms of a Settlement and General Release, we issued 800,000 shares of common stock to a former employee in compensation for services rendered, approximating $75,200, at a per share price of $0.095. This per share price is in line with the sale of common stock for cash at this period of time. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         On April 2, 1999, under terms of a Settlement and General Release, we issued 25,000 shares of common stock to another former employee in compensation for services rendered, approximating $2,350, at a per share price of $0.095. This per share price is in line with the sale of common stock for cash at this period of time. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters were involved in the issuance and no commissions were paid.

         On April 12, 1999, under terms of a Settlement and General Release, we issued 825,000 shares of common stock to a former director and a former employee in compensation for services rendered, approximating $81,000, at a per share price of $0.098. This per share price is in line with the sale of common stock for cash at this period of time. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters were involved in the issuance and no commissions were paid.

         On May 6, 1999, as part of a corporate reorganization, we issued 2,593,744 shares of our common stock to TSI Technologies, Inc. and 8,969,355 shares to Worldwide Wireless, Inc., both at a per share price of $0.0947. We raised $1,095,112 in this transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters were involved in the issuance and no commissions were paid.

         On May 14, 1999, under terms of a Compromise and Settlement Agreement, we issued 600,000 shares of common stock to cover approximately $56,400 of various outstanding obligations to Corporate Architects for consulting services rendered, at a per share price of $0.095. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters were involved in the issuance and no commissions were paid.

         On May 25, 1999, under terms of a Compromise and Settlement Agreement, we issued 750,000 shares of common stock as settlement of obligations owing to Corporate Solutions, LLC for consulting services rendered. The amount of the outstanding claims was approximately $310,000, at a per share price of $0.40. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         On December 31, 1999, we completed a private placement of 19,164,452 shares of our common stock to a group of accredited purchasers as defined under Rule 502 of Regulation D. Our common stock was sold for between $0.05 and $0.435 per share. No underwriters were used in completing these transactions. We raised approximately $4,310,505. In addition, approximately 2,377,340 shares of the total number of shares issued were granted to one individual in consideration of consulting services. The shares were issued in reliance upon the exemption to registration provided by section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

         On March 1, 2000, we issued 181,100 shares of common stock to four individuals in connection with the purchase of all outstanding shares of Digital Way, S.A., a Peruvian company. These shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         On March 17, 2000, we issued 1,763,372 shares of common stock to Douglas Haffer. Mr. Haffer was entitled to receive a similar number of shares for services rendered to Worldwide Wireless, Inc. in 1998. Mr. Haffer transferred his right to receive those shares from Worldwide Wireless, Inc. to us in exchange for the 1,763,372 shares of common stock we issued to him. We retain the right to receive shares from Worldwide Wireless, Inc. - Worldwide Wireless, Inc. has yet to satisfy this obligation. The shares we issued to Mr. Haffer were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

         On March 21, 2000, we completed a private placement of 3,687,000 shares of our common stock to a group of accredited investors. Our common stock was sold for between $0.30 and $3.20 per share. We raised $3,861,280. We believe that we have satisfied the exemption from the securities registration requirements provided by section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in this offering. The securities were sold in a private placement to only accredited investors.

         On April 14, 2000, we sold $1,312,000 of 4% convertible subordinated debentures and related warrants to seven investors pursuant to the exemption from the securities regulation requirement provided by section 4(2) of the Securities Act. The convertible debentures are convertible at the election of the holders into shares of common stock. In connection with this offering, the seven investors also received warrants to purchase a total of 3,600,000 shares of our common stock at an exercise price equal to 120% of the market price of our common stock as of the date the warrants were issued. The warrants are exercisable when issued and have a term of five years. The securities were sold in a private placement to only accredited investors pursuant to 4(2) of the Securities Act.

         During the period from our incorporation through the present we have granted options to purchase options to purchase common stock to our employees, officers and consultants pursuant to our 1998 stock option plan. These options were granted pursuant to the exemption from the registration requirements set forth in Section 3(b) of the Securities Act and Rule 701 promulgated thereunder. The option share exercise prices between $0.095 and $1.62 per share. No payment was received by the company in connection with the grant of the options.

Item 27. EXHIBITS

ITEM (601)         DOCUMENT

 3.1     Articles of Incorporation

 3.2     Amendment to Articles of Incorporation filed

 3.3     Amendment to Articles of Incorporation filed

 3.4     By-laws

 4.1.1 Form of Certificate Evidencing shares of Common Stock of World Wide Wireless Communications, Inc.

 4.2 Convertible Unsecured Debenture for $740.000 issued by World Wide Wireless Communications, Inc. to Credit Bancorp

 5.1 Opinion of Evers & Hendrickson, LLP with respect to the legality of the shares being registered

10.1 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network

10.2     South Bend MMDS Lease Agreement

10.3 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network Vail, Colorado

10.4 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network Aspen, Colorado

10.5 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network Casper, Wyoming

10.6 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network Grand Rapids, Michigan

10.7 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network La Grande, Oregon

10.8 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network Pierre, South Dakota

10.9 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network Ukiah, California

10.10 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network Key West, Florida

10.11 Stock Purchase Agreement dated November 30, 1999 Between Infotel Argentina S.A. and World Wide Wireless Communications, Inc.

10.12 Agreement for Purchase of All Outstanding Shares of Digital Way, S.A. by World Wide Wireless Communications, Inc., dated February 29, 2000

10.13 Letter of Intent dated March 11, 2000 Between SALTEL and World Wide Wireless Communications, Inc.

10.14 Security Purchase Agreement Among World Wide Wireless Communications, Inc. and the Purchasers Named Therein

10.15    Registration    Rights    Agreements    Among   World   Wide   Wireless
         Communications, Inc. and the Purchasers Named Therein

10.16 Escrow Agreement Among the Purchasers Named Therein, the Representative of the Purchasers and the Escrow Agent

10.17    Form of  Debenture of World Wide  Wireless  Communications,  Inc.  with
         Respect  to the 4%  Convertible  Debenture  Due 2005


10.18 Form of Warrant to Purchase Shares of World Wide Communications, Inc. Issued in the Offering

10.19    Compromise  and  Settlement   Agreement  between  World  Wide  Wireless
         Communications, Inc. and Corporate Solutions LLC, dated May 25, 1999


23.1     Consent of Evers & Hendrickson, LLP

23.2     Consent of Reuben E. Price & Co.


27.1     Financial Data Schedule from September 30, 1999 Balance Sheet.

27.2     Financial Data Schedule from unaudited March 31, 2000 Balance Sheet.


99.1     Form of Subscription Agreement

Item 28.  UNDERTAKINGS

a)       The Registrant hereby undertakes that it will:

         1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)     Reflect  in  the   prospectus   any  facts  or  events  which,
                  individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe the registrant meets all of the requirements of filing on Form SB-2 and authorized this registration statement (pre-effective amendment no. 7) to be signed on its behalf by the undersigned on June 21, 2000.




                                 World Wide Wireless Communications, Inc.

By: Wayne Caldwell                           By: Douglas P. Haffer
    ----------------------------                 ----------------------------
      Wayne Caldwell                               Douglas P. Haffer
      Vice President                               President and Chief Executive
                                                   Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement (pre-effective amendment no. 6) has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                       Date
---------                                   -----                       ----


Douglas P. Haffer                 President & CEO & Chairman       June 21, 2000
---------------------------
Douglas P. Haffer



Wayne Caldwell                    Vice President and Director      June 21, 2000
---------------------------
Wayne Caldwell